Exhibit 10.120

CONFIDENTIAL

NIP JV, LLC

A Delaware Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT
Dated as of December 23, 2011
MEMBERSHIP INTERESTS IN NIP JV, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

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TABLE OF CONTENTS
		Page

ARTICLE I DEFINITIONS AND USAGE		1

Section 1.1	Definitions	1
Section 1.2	Terms and Usage Generally	17

ARTICLE II THE COMPANY		17

Section 2.1	Formation	17
Section 2.2	Name	17

ARTICLE VI CERTAIN TAX MATTERS		32

Section 6.1	Tax Matters Partner	32

i

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ii

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Section 12.12	Confidentiality	56
Section 12.13	Severability	57
Section 12.14	Governing Law	57
Section 12.15	Amendment	57
Section 12.16	Counterparts	57

SCHEDULE A	Members and Capital Contributions
SCHEDULE B	NIP Properties
SCHEDULE C	Board Representatives
SCHEDULE D	REIT Prohibited Transactions
SCHEDULE E	Exempt Properties
SCHEDULE F	Board Decisions
SCHEDULE G	Lawsuits against Borrowers or NIP Properties
SCHEDULE H	Structure Chart

iii

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LIMITED LIABILITY COMPANY AGREEMENT of NIP JV, LLC, a Delaware limited liability company (the “Company”), dated as of December 23, 2011 (the “Effective Date”), by and between HC KBS NIP JV, LLC, a Delaware limited liability company (“HC-KBS”), and OCM NIP JV HOLDINGS, L.P., a Delaware limited partnership (“Oaktree”). Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in Section 1.1(a).
Preliminary Statement
WHEREAS, the Company (i) was formed as a limited partnership under the Delaware Revised Uniform Partnership Act, 6 Del. C. §§ 15-101 et seq., under the name OCM Industrial Holdings, L.P., pursuant to a certificate of partnership which was executed and filed with the Secretary of State of the State of Delaware on June 25, 2010, and (ii) was converted to, and reorganized under the name of the Company as, a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Act”) pursuant to a certificate of conversion and a certificate of formation (the “Certificate”), both of which were executed and filed with the Secretary of State of the State of Delaware on December 15, 2011;
WHEREAS, the original members of the Company (within the meaning of Section 18-101(7) of the Act), certain affiliates of Oaktee, assigned their membership interests in the Company to Oaktree prior to the Effective Date;

WHEREAS, HC-KBS is being admitted to the Company as a member (within the meaning of Section 18-101(7) of the Act) as of the Effective Date; and
WHEREAS, the HC-KBS Member and the Oaktree Member wish to adopt this Agreement as the Company’s limited liability company agreement (within the meaning of Section 18-101(7) of the Act) and to set forth herein, among other things, their respective rights, duties and obligations with respect to the Company and each other.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members hereby agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
Section 1.1    Definitions.
(a) The following terms shall have the following meanings for the purposes of this Agreement:

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“Additional Member” means any Person admitted as a member of the Company pursuant to Section 3.2 in connection with the new issuance of Membership Interests to such Person.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:
(i)    Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)    Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Affiliate” of any specified Person means (i) with respect to any Person that is not a natural Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such specified Person and (ii) with respect to any Person that is a natural Person, (A) the spouse, siblings, ancestors or lineal descendants (including by adoption) of such Person, (B) the estate or legal representative of, or any trust established for the benefit of, such Person or any of the Persons described in clause (A) above, (C) any entity which such Person and/or one or more of the Persons described in clause (A) and/or (B) Controls or in which any one or more of such Persons hold a majority interest. For purposes of this Agreement, none of the Company or its Subsidiaries shall be deemed an Affiliate of any of the Members or any of their Affiliates.
“Affiliate Contract” means any agreement or transaction between the Company or any of its Subsidiaries, on the one hand, and any Member, Hackman Capital Partners, LLC, Calare Properties, Inc., a KBS REIT, or any of their respective Affiliates, or any directors, officers, managers or general partners of, or Persons holding similar positions in, any of the foregoing, or any Affiliates of any such directors, officers, managers, general partners or other Persons, on the other hand. No issuance, purchase or sale of Membership Interests by the Company shall constitute an Affiliate Contract.
“Agreement” means this Limited Liability Company Agreement.
“Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2011, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31 or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Net Income, Net Loss, and other items of Company income, gain, loss, or deduction pursuant to ARTICLE V.

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“Borrower” means the borrower under any of the Loans.

“Business” means, collectively, the acquisition, ownership, operation, holding, development, leasing, management, maintenance, sale, transfer, servicing, conveyance, disposition, pledge, assignment, financing and refinancing of, and otherwise dealing with, either directly or indirectly through one or more Persons, the NIP Properties and other properties acquired in accordance with the provisions hereof and used or to be used primarily for industrial and/or warehouse and related purposes (and any Property relating thereto), and any other businesses ancillary or complementary thereto.
“Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.
“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.1.
“Capital Contribution” means, (i) with respect to the Oaktree Member, the Initial Oaktree Contribution, any Subsequent Oaktree Contributions, and any other capital contribution made by the Oaktree Member to the Company in accordance with Section 4.6, and (ii) with respect to the HC-KBS Member, the HC-KBS Contribution (if any), the Additional HC-KBS Contribution (if any) and any other capital contribution made by the HC-KBS Member to the Company in accordance with Section 4.6.
“Carrying Value” means, with respect to any Property (other than money), such Property’s adjusted basis for Federal income tax purposes, except as follows:
(i)    The initial Carrying Value of any such Property contributed by a Member to the Company shall be the gross fair market value of such Property, as specified herein or as determined by the Board;
(ii)    The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the Board, at the time of any Revaluation pursuant to Section 5.1(c);
(iii)    The Carrying Value of any item of such Properties distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as determined by the Board; and
(iv)    The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net

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Income” and “Net Loss” or Section 5.3(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Property, for purposes of computing Net Income and Net Loss.
The respective Carrying Values of the NIP Properties as of the Effective Date shall be determined by the Oaktree Member, after reasonable consultation with the HC-KBS Member, as soon as practicable following the Effective Date but in no event later than June 30, 2012.
“Code” means the Internal Revenue Code of 1986.
“Company Liabilities” any and all liabilities of the Company (including (i) all bills and accounts payable, (ii) all accrued and unpaid expenses, (iii) all contractual obligations for the payment of money or Property, (iv) funds set aside or amounts allocated to reserves, including reserves for operating costs and expenses and working capital reserves, in amounts determined by the Board, and (v) all other liabilities owed by the Company of whatsoever kind and nature) other than any Additional Equity Loans.
“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Confidential Information” means any confidential, proprietary or non-public information with regard to the Company or any of its Subsidiaries disclosed or communicated by the Company or any of its Subsidiaries to any Member, whether oral or written, and regardless of the manner or form in which it is furnished and including, for the avoidance of doubt, the existence and terms of this Agreement and any information provided pursuant to Section 3.3.
“Control” (including the terms “Controls” and “Controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of the Person or Persons subject to such “Control”, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Covered Person” means (i) each Member or any Affiliate of a Member (including any such Member in its capacity as the Tax Matters Partner), (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee, or spouse, of a Member or an Affiliate thereof, (iii) each officer or authorized agent of the Company or of any of its Subsidiaries, and (iv) each Representative on the Board.
“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for Federal income

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tax purposes with respect to an asset for such Allocation Year, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that, if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board.
“Distributable Cash” means, as of the time of determination, the excess of (i) the balance of cash (including cash equivalents) then held by the Company at such time, including from distributions by the Company’s Subsidiaries with respect to the Equity Securities in such Subsidiaries held by the Company, over (ii) all Company Liabilities as of such time, in each case, as determined by the Board.
“Equity Security” means (i) with respect to any corporation, shares, interests, participations or other equivalents in the capital stock of such corporation, however designated, and (ii) with respect to any partnership or limited liability company, partnership or limited liability company interests, or units, participations or equivalents of partnership or limited liability company interests, in such partnership or limited liability company, however designated.
“Fair Market Value” means, as to any Property, the price at which a willing seller would sell, and a willing buyer would buy, such Property having full knowledge of the relevant facts, in an arm’s-length transaction without either party having time constraints, and without either party being under any compulsion to buy or sell, as determined by the Board.
“Final Determination” means the final resolution of any tax matter contested by the IRS or any state, local or foreign taxing authority, including a closing agreement with the IRS or the relevant state, local or foreign taxing authority, a claim for refund that has been allowed, a deficiency notice with respect to which the period for filing a petition with the United States Tax Court or the relevant state, local or foreign tribunal has expired, or a decision of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.
“Fiscal Year” means the fiscal year and taxable year of the Company. The initial Fiscal Year shall commence on the Effective Date and end on December 31, 2011, and each Fiscal Year thereafter shall commence on January 1 and end on December 31 of the next succeeding calendar year; provided that, subject to the requirements of Section 706 of the Code, the Fiscal Year of the Company may (without the consent of any Member) be changed by the Board.
“HC Entity” means an entity Controlled by either or both of Michael Hackman and William Manley.

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“HC-KBS Funding Date” means March 15, 2012 or, if the Equity Member shall have made the First HC-KBS Contribution in the amount set forth in clause (ii) or (iii) of the first sentence of Section 4.3(a) in accordance with the provisions thereof, May 15, 2012.
“HC-KBS Member” means HC-KBS and/or any direct or indirect Permitted Transferee thereof to whom Membership Interests are Transferred in accordance with Section 8.1(a) of this Agreement.
“HC-KBS Party” means HC-KBS and any Person that owns a direct or indirect interest in HC-KBS and has the right to approve any of the transactions, activities or matters contemplated in this Agreement.
“IRR” means an internal rate of return, compounded monthly, as determined using the Microsoft Excel Function XIRR (or, if such software is no longer available, any comparable software selected by the Board), and shall include a return of, as well as a return on, the relevant capital.
“IRS” means the Internal Revenue Service of the United States.
“JV Member Transfer” means any transfer of an equity interest in the HC-KBS Member (whether pursuant to the exercise of a buy-sell right under the operating agreement of the HC-KBS Member or otherwise) between the KBS JV Member and any member of the HC-KBS Member which is an HC Entity.
“KBS JV Member” has the meaning set forth in the definition of “Qualified HC-KBS Entity”.
“KBS REIT” means any real estate investment trust or institutional investor for which KBS Capital Advisors LLC, a Delaware limited liability company, acts as the investment advisor from time to time, in which capacity KBS Capital Advisors LLC is responsible for conducting or overseeing the day-to-day operation of the business of such trust or the investments of such investor which are the subject of such advisory arrangement (including such investor’s investment in the HC-KBS Member) and for making recommendations to the independent board Controlling such trust, or to such investor, regarding material actions and decisions. The term “KBS REIT” includes, as of the Effective Date, KBS Real Estate Investment Trust, Inc., a Maryland corporation, KBS Real Estate Investment Trust II, Inc., a Maryland corporation, KBS Real Estate Investment Trust III, Inc., a Maryland corporation, and KBS Strategic Opportunity REIT, Inc., a Maryland corporation.
“Leveraged Equity” has the meaning set forth in the definition of “Pro Rata”.
“Lien” means any pledge, encumbrance, security interest, purchase option, call or similar right.

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“Loans” means (i) a mortgage loan in the original principal amount of $300,000,000 made pursuant to that certain Second Amended and Restated Loan Agreement dated as of May 8, 2008, effective as of April 15, 2008, by and between OCM Investment Holdings, LLC (“OCMIH”), as successor (by assignment) to Citigroup Global Markets Realty Corp. (“CGMRC”), as lender (in such capacity, “Mortgage Lender”), and National Industrial Portfolio, LLC (f/k/a National Industrial Portfolio Borrower, LLC), as borrower (“Mortgage Borrower”), as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of November 19, 2008, by and between Mortgage Lender and Mortgage Borrower, that certain Second Amendment to Second Amended and Restated Loan Agreement dated as of July 9, 2010, by and between Mortgage Lender and Mortgage Borrower, and that certain Omnibus Amendment to Loan Documents, dated as of August 9, 2011, by and between Mezzanine A Lender and Mezzanine A Borrower, Mezzanine B Lender and Mezzanine B Borrower, Mezzanine C Lender and Mezzanine C Borrower, Mezzanine D Lender and Mezzanine D Borrower, Mezzanine E Lender and Mezzanine E Borrower (as such terms are hereinafter defined), and Mortgage Borrower and Mortgage Lender, and acknowledged and consented and agreed to by Guarantors (as defined therein) (the “Omnibus Amendment”), (ii) a mezzanine loan in the original principal amount of $40,200,000 made pursuant to that certain Second Amended and Restated Mezzanine A Loan Agreement dated as of May 8, 2008, effective as of April 15, 2008, between OCMIH, as successor (by assignment) to CGMRC, as lender (in such capacity, “Mezzanine A Lender”), and National Industrial Mezz A, LLC, as borrower (“Mezzanine A Borrower”), as amended by that certain First Amendment to Second Amended and Restated Mezzanine A Loan Agreement dated as of November 19, 2008, by and between Mezzanine A Lender and Mezzanine A Borrower, that certain Second Amendment to Second Amended and Restated Mezzanine A Loan Agreement dated as of July 9, 2010, by and between Mezzanine A Lender and Mezzanine A Borrower, and the Omnibus Amendment to Loan Documents, (iii) a mezzanine loan in the original principal amount of $32,300,000 made pursuant to that certain Mezzanine B Loan Agreement dated as of May 8, 2008, effective as of April 15, 2008, by and between OCMIH, as successor (by assignment) to Normandy NIP Holdings, LLC, as lender (in such capacity, “Mezzanine B Lender”), and NIPB Mezz B, LLC, as borrower (“Mezzanine B Borrower”), as amended by that certain First Amendment to Mezzanine B Loan Agreement dated as of November 19, 2008, by and between Mezzanine B Lender and Mezzanine B Borrower, that certain Second Amendment to Mezzanine B Loan Agreement dated as of

July 9, 2010, by and between Mezzanine B Lender and Mezzanine B Borrower, and the Omnibus Amendment to Loan Documents, (iv) a mezzanine loan in the original principal amount of $32,300,000 made pursuant to that certain Mezzanine C Loan Agreement dated as of May 8, 2008, effective as of April 15, 2008, by and between OCMIH, as successor (by assignment) to CGMRC, as lender (in such capacity, “Mezzanine C Lender”), and NIPB Mezz C, LLC, as borrower (“Mezzanine C Borrower”), as amended by that certain First Amendment to Mezzanine C Loan Agreement dated as of November 19, 2008, by and between Mezzanine C Lender and Mezzanine C Borrower, that certain Second Amendment to Mezzanine C Loan Agreement dated as of July 9, 2010, by and between Mezzanine C Lender and Mezzanine C Borrower, and the Omnibus Amendment to Loan Documents, (v) a mezzanine loan in the original principal amount of $26,200,000 made pursuant to that certain Mezzanine D Loan Agreement dated as of May 8, 2008, effective as of April 15, 2008, by and between OCMIH, as successor (by assignment) to CGMRC, as

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lender (in such capacity, “Mezzanine D Lender”), and NIPB Mezz D, LLC, as borrower (“Mezzanine D Borrower”), as amended by that certain First Amendment to Mezzanine D Loan Agreement dated as of November 19, 2008, by and between Mezzanine D Lender and Mezzanine D Borrower, that certain Second Amendment to Mezzanine D Loan Agreement dated as of July 9, 2010, by and between Mezzanine D Lender and Mezzanine D Borrower, and the Omnibus Amendment to Loan Documents, and (vi) a mezzanine loan in the original maximum principal amount of $20,000,000 made pursuant to that certain Mezzanine E Loan Agreement dated as of May 8, 2008, effective as of April 15, 2008, by and between OCM Industrial E-Investments, L.P., as successor (by assignment) to CGMRC, as lender (in such capacity, “Mezzanine E Lender”), and NIPB Mezz E, LLC, as borrower (“Mezzanine E Borrower”), as amended by that certain First Amendment to Mezzanine E Loan Agreement dated as of November 19, 2008, by and between Mezzanine E Lender and Mezzanine E Borrower, that certain Second Amendment to Mezzanine E Loan Agreement dated as of July 9, 2010, by and between Mezzanine E Lender and Mezzanine E Borrower, and the Omnibus Amendment to Loan Documents. All of the Loans have, prior to the Effective Date, been assigned to the Company.
“Member” means any Person named as a member of the Company on Schedule A and on the books and records of the Company as the same may be amended from time to time to reflect any Person admitted as an Additional Member or a Substitute Member, for so long as such Person continues to be a member of the Company.
“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Membership Interest” means the interest of a Member in the Company, including such Member’s right (i) to a distributive share of the Net Income, Net Losses, and other items of income, gain, loss, deduction and credits of the Company, (ii) to a distributive share of the assets of the Company and (iii) to vote on, consent to or otherwise participate in any decision of the Members to the extent provided in this Agreement.
“Net Income” and “Net Loss” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the

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Code shall be included in taxable income or loss), with the following adjustments (without duplication):
(i)    Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)    Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be subtracted from such taxable income or loss;
(iii)    In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Income and Net Loss;
(iv)    Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;
(v)    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;
(vi)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
(vii)    Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.3(b) or Section 5.3(c) shall not be taken into account in computing Net Income and Net Loss.

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The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.3(b) or Section 5.3(c) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
“NIP Properties” means the properties described on Schedule B.
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).
“Oaktree Affiliate” means Oaktree Capital Management, L.P. or one or more funds, separate accounts or other Persons directly or indirectly managed or Controlled by Oaktree Capital Management, L.P.
“Oaktree Member” means Oaktree and/or any direct or indirect Permitted Transferee thereof to whom Membership Interests are Transferred in accordance with Section 8.1(b).
“Oaktree Party” means Oaktree and any Person that owns a direct or indirect interest in Oaktree and has the right to approve any of the transactions, activities or matters contemplated in this Agreement.
“Oaktree Pro Forma Equity” means, as of any date, the sum of (i) the Initial Oaktree Contribution plus a twelve percent (12%) annual return thereon, compounded monthly from the Effective Date, and (ii) the aggregate amount of the Subsequent Capital Contributions made by Oaktree in accordance with Section 4.3(c), if any, plus, in the case of each Subsequent Capital Contribution, a twelve percent (12%) annual return thereon, compounded monthly from the date on which such Subsequent Capital Contribution was made.
“Permitted Transferee” means (i) with respect to the HC-KBS Member, any Qualified HC-KBS Entity and (ii) with respect to the Oaktree Member, any of its Affiliates and any of the Oaktree Affiliates.
“Person” means any natural person or any corporation, partnership (whether general or limited), limited liability company, association, custodian, nominee, trust, estate, joint venture, governmental authority or other entity.

“Portfolio Property” means, as of any date, any NIP Property or other industrial and/or warehouse property acquired in accordance with the provisions hereof, in each case in which the Company then owns (directly or indirectly through a Subsidiary) an interest.
“Pre-Leveraged Equity” means the sum described in subclause (A)(y) of clause (ii) of the definition of the term “Pro Rata” or, if the HC-KBS Member makes the Second HC-KBS Contribution in accordance with Section 4.3(b), the sum described in subclause (A)(y) of clause (iii) of the definition of the term “Pro Rata”.

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“Prime Rate” means the rate of interest from time to time identified by JPMorgan Chase Bank, N.A. as being its “prime” or “reference” rate.
“Pro Rata” means:
(i)    if the HC-KBS Member does not make the HC-KBS Contribution in accordance with Section 4.3, (A) in the case of the Oaktree Member, one hundred percent (100%), and (B) in the case of the HC-KBS Member, zero percent (0%);
(ii)    if the HC-KBS Member makes the First HC-KBS Contribution in accordance with Section 4.3(a), then, upon the making of the First HC-KBS Contribution and at all times prior to the making of the Second HC-KBS Contribution in accordance with Section 4.3(b) or (if the Second HC-KBS Contribution is not made in accordance therewith) the Refinancing, (A) in the case of the Oaktree Member, a fraction (expressed as a percentage), (x) the numerator of which is the Oaktree Pro Forma Equity on the date of the First HC-KBS Contribution and (y) the denominator of which is the sum of such Oaktree Pro Forma Equity and the First HC-KBS Contribution, and (B) in the case of the HC-KBS Member, a fraction (expressed as a percentage), the numerator of which is the First HC-KBS Contribution and the denominator of which is the sum described in subclause (A)(y) of this clause (ii);
(iii)    if the HC-KBS Member makes the Second HC-KBS Contribution in accordance with Section 4.3(b), then, upon the making of the Second HC-KBS Contribution and at all times prior to the Refinancing, (A) in the case of the Oaktree Member, a fraction (expressed as a percentage), (x) the numerator of which is the Oaktree Pro Forma Equity on the date of the Second HC-KBS Contribution and (y) the denominator of which is the sum of such Oaktree Pro Forma Equity and the HC-KBS Contribution, and (B) in the case of the HC-KBS Member, a fraction (expressed as a percentage), the numerator of which is the HC-KBS Contribution and the denominator of which is the sum described in subclause (A)(y) of this clause (iii);
(iv)    if the HC-KBS Member makes the HC-KBS Contribution in accordance with Section 4.3, then, upon the Refinancing and at all times thereafter, (A) in the case of the Oaktree Member, a fraction (expressed as a percentage), the numerator of which is the Oaktree Pro Forma Equity at the time of the Refinancing less the amount of Leveraged Equity Distributions distributed to the Oaktree Member, and the denominator of which is the sum of (x) the Pre-Leveraged Equity plus any Additional HC-KBS Contribution less the aggregate Leveraged Equity Distributions made to the Oaktree Member and the Equity Member (the amount of this subclause (x), the “Leveraged Equity”), (y) the 12% annual return described in subclause (B)(x)(I)(1) of this clause (iv), and (z) if applicable, the 12% annual return described in subclause (B)(x)(I)(2) of this clause (iv), and (B) in the case of the HC-KBS Member, a fraction (expressed as a percentage), (x) the numerator of which is (I) the sum of (1) the First HC-KBS Contribution, plus a 12% annual return thereon, compounded monthly, from the date the First HC-KBS Contribution was made through the date of the Refinancing, (2) the Second HC-KBS Contribution, if any, plus a 12% annual return thereon, compounded monthly, from the date the Second HC-KBS Contribution was made through the date of

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the Refinancing, and (3) the Additional HC-KBS Contribution, if any, less (II) the amount the amount of Leveraged Equity Distributions distributed to the Equity Member and (y) the denominator of which is the sum of (I) the Leveraged Equity, (II) the 12% annual return described in subclause (B)(x)(I)(1) of this clause (iv) and (III) if applicable, the 12% annual return described in subclause (B)(x)(I)(2) of this clause (iv).
“Profits Interest” means an interest in the future profits of the Company satisfying the requirements for a partnership profits interest transferred in connection with the performance of services, as set forth in IRS Revenue Procedures

93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing Revenue Procedures, provided that all Members, whether parties hereto as of the Effective Date or admitted after the Effective Date, consent that the Company may take all actions, including amending this Agreement, necessary or appropriate to cause the interests of the Promote Member to be treated as a Profits Interest for all Federal income tax purposes.
“Property” means an interest of any kind in any real or personal (or mixed) property, including cash, and shall include both tangible and intangible property.
“Qualified HC-KBS Entity” means an entity meeting each of the following requirements: (i) such entity is Controlled by a KBS REIT (or an entity comprised exclusively of one or more KBS REITs (a “KBS Entity”)) and/or an HC Entity, (ii) at least 20% of the equity interests in such entity are owned by an HC Entity, provided that, if such HC Entity then owns less than 20% of the equity interests in the HC-KBS Member as a result of a JV Member Transfer, the foregoing requirement in this clause (ii) shall be deemed to be satisfied if such HC Entity owns a percentage interest in such entity which is not less than the percentage interest owned by such HC Entity in the HC-KBS Member immediately following such JV Member Transfer, (iii) so long as a KBS REIT or a KBS Entity indirectly owns an interest in the HC-KBS Member, such KBS REIT or KBS Entity Controls, and owns, directly or indirectly, at least 50% of the equity interests in, the member of the HC-KBS Member through which such KBS REIT or KBS Entity owns such interest (the “KBS JV Member”), except to the extent that any failure of such KBS REIT or KBS Entity to Control, or to own, directly or indirectly, at least 50% of the equity interests in, such Person shall have been caused by a pledge, assignment or conveyance described in the last sentence of Section 8.1(a), and (iv) more than 50% of the equity interests in such entity are owned, directly or indirectly, by (x) a KBS REIT or KBS Entity and/or (y) an HC Entity.
“Qualified Transferee” means (i) a savings bank, savings and loan association, investment bank, insurance company, real estate investment trust, commercial bank or trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund or governmental authority that satisfies the Eligibility Requirements (as hereinafter defined), (ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that satisfies the Eligibility Requirements, (iii) an institution substantially similar to any of the entities described in clauses (i) and (ii) of this

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definition that satisfies the Eligibility Requirements, or (iv) a Qualified Trustee (as hereinafter defined) in connection with a securitization of, the creation of collateralized debt obligations (“CDO”) secured by, or a financing through an “owner trust” of, any interest of a KBS REIT in the HC-KBS Member (any of the foregoing, a “Securitization Vehicle”), provided that (a) one or more classes of Securities issued by such Securitization Vehicle is initially rated at least investment grade by Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”), (b) the special servicer or manager of such Securitization Vehicle at the time of the Transfer has (and the operative documents for such Securitization Vehicle require that any successor has) the Required Special Servicer Rating (as hereinafter defined), and (c) the owners of the “equity interest” in any Securitization Vehicle that is a CDO, and the owners of the “controlling class” of Securities issued by any Securitization Vehicle that is not a CDO, are (and are required by the operative documents for the applicable Securitization Vehicle to be) entities which are Qualified Transferees described in any of clauses (i), (ii) or (iii) of this definition. For purposes of this definition, (x) “Eligibility Requirements” means, with respect to any Person, that such Person (I) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (II) is regularly engaged in the business of (A) making, owning or acquiring for investment, directly or indirectly, commercial real estate loans or (B) owning and/or operating commercial real estate, (y) “Qualified Trustee” means (I) a corporation, national bank, national banking association or trust company, in each case organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (II) an institution insured by the Federal Deposit Insurance Corporation or (III) an institution whose long-term senior unsecured debt is rated in either of the top two rating categories then in use by S&P, Moody’s or Fitch, and (z) “Required Special Servicer Rating” means (I) in the case of Fitch, a rating of “CSSI”, (II) in the case of S&P, being on the list of approved special servicers and (III) in the case of Moody’s, acting as special servicer in a commercial mortgage loan securitization that was rated within the 12-month period prior to the date of determination, provided that Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.
“Sale Transaction” means the sale of all of the Membership Interests or the sale of all or substantially all of the

Company’s assets (including by means of merger, consolidation, reorganization, capitalization, sale of stock, sale of assets, or any combination thereof) to one or more third parties.
“SEC” means the United States Securities and Exchange Commission.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or

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arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the United States Securities Act of 1933.
“Special Promote Base” means the amount of $21,039,000.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof (or, in the case of a partnership, limited liability company or other similar entity managed by its general partner, managing member or like Person, the general partnership, managing member or like interests) is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
“Substitute Member” means any Person admitted as a member of the Company pursuant to Section 3.2 in connection with the Transfer of Membership Interests to such Person.
“Transaction Documents” means this Agreement and any agreements or documents ancillary hereto, including for this purpose that certain Agreement in Lieu of Foreclosure dated as of the Effective Date by and between the Company, the Borrowers and the Guarantors (as defined therein) (pursuant to which the NIP Properties were conveyed to Subsidiaries of the Company), and all agreements and instruments executed pursuant thereto or in connection therewith.
“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under ARTICLE VIII. An Upper Tier Transfer shall be deemed a Transfer for the purposes hereof. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.
“Treasury Regulations” mean the regulations promulgated under the Code.
“Unreturned Capital Percentage” means (i) with respect to the Oaktree Member, a fraction (expressed as a percentage), the numerator of which is the Unreturned Oaktree Capital and the denominator of which is the sum of the Unreturned Oaktree Capital and the Unreturned HC-KBS Capital, and (ii) with respect to the HC-KBS Member, a fraction (expressed as a percentage), the numerator of which is the Unreturned

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HC-KBS Capital and the denominator of which is the sum of the Unreturned Oaktree Capital and the Unreturned HC-KBS Capital.
“Unreturned Oaktree Capital” means, with respect to the Oaktree Member at any time, the Initial Oaktree Contribution plus the aggregate amount of any Subsequent Oaktree Contributions theretofore made by the Oaktree Member plus the aggregate amount of any additional Capital Contributions theretofore made by the Oaktree Member less the cumulative distributions (including distributions of Refinancing Proceeds) theretofore made by the Company to the Oaktree Member pursuant to Section 5.2(a)(iii).

“Unreturned HC-KBS Capital” means, with respect to the HC-KBS Member at any time, the HC-KBS Contribution, if any, plus the Additional HC-KBS Contribution, if any, plus the aggregate amount of any additional Capital Contributions theretofore made by the HC-KBS Member less the cumulative distributions (including distributions of Refinancing Proceeds) theretofore made by the Company to the Equity Member pursuant to Section 5.2(a)(iii).
“Upper Tier Transfer” means any event (including a Transfer of Securities, an issuance of Securities or the amendment of the organizational documents of any Person) which results in the HC-KBS Member no longer being a Qualified HC-KBS Entity.
(b) The following additional terms shall have the meanings specified in the indicated Section of this Agreement:

Term	Section
Accounting Firm	Section 3.3(b)
Act	Recitals
Additional Equity Loan	Section 4.7
Additional HC-KBS Contribution	Section 4.5
Board	Section 7.1
Call Amounts	Section 4.6
Call Notice	Section 4.6
Certificate	Recitals
Company	Preamble
Damages	Section 10.2(c)
Dissolution Event	Section 11.1(c)
Drag-Along Closing Date	Section 8.4(b)
Drag-Along Notice	Section 8.4(b)
Drag-Along Price	Section 8.4(b)
Drag-Along Purchaser	Section 8.4(a)
Drag-Along Right	Section 8.4(a)
Drag-Along Sale	Section 8.4(a)
Drag-Along Terms	Section 8.4(b)
Effective Date	Preamble
Equity Member	Section 5.2(a)
Exempt Properties	Section 7.3(b)(viii)(1)

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Term	Section
Exercise Notice	Section 8.2(b)
Final Distribution	Section 11.2(b)
First HC-KBS Contribution	Section 4.3(a)
Funding Dates	Section 4.6
HC-KBS	Preamble
HC-KBS Contribution	Section 4.3(b)
HC-KBS Representatives	Section 7.2(a)
Initial Oaktree Contribution	Section 4.2
KBS REIT Entity	Section 7.3(b)(vii)
Leveraged Equity Distributions	Section 4.4
Liquidator	Section 11.2(a)
Noncontributing Member	Section 4.7
Notice	Section 12.3
Oaktree	Preamble
Oaktree Representatives	Section 7.2(a)
Promote Member	Section 5.2(a)
Proposed Purchaser	Section 8.3(a)
Refinancing	Section 4.4
Refinancing Proceeds	Section 4.4
Regulatory Allocations	Section 5.3(c)
REIT	Schedule D
Representatives	Section 7.2(a)
Required Contributions	Section 4.6
Revaluation	Section 5.1(c)
ROFR Interest	Section 8.2(a)
ROFR Notice	Section 8.2(a)
ROFR Option Period	Section 8.2(b)
ROFR Price	Section 8.2(a)
ROFR Terms	Section 8.2(a)
Sale Distribution Amount	Section 7.3(b)(viii)(1)
Second HC-KBS Contribution	Section 4.3(b)
Section 754 Election	Section 6.2
Subsequent Oaktree Contribution	Section 4.3(c)
Tag-Along Closing Date	Section 8.3(b)
Tag-Along Exercise Notice	Section 8.3(c)
Tag-Along Notice	Section 8.3(b)
Tag-Along Price	Section 8.3(b)
Tag-Along Right	Section 8.3(a)
Tag-Along Sale	Section 8.3(a)
Tag-Along Terms	Section 8.3(b)
Tax Matters Partner	Section 6.1
Third Party Purchaser	Section 8.2(a)
Threshold Amount	Section 4.4
Uncontributed Amount	Section 4.7
Withholding Advances	Section 5.5(b)

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Section 1.2    Terms and Usage Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein and (in the case of statutes) also any rules and regulations promulgated thereunder.
ARTICLE II
THE COMPANY
Section 2.1    Formation. The Company was initially formed as a Delaware limited partnership, and has been reorganized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person (within the meaning of the Act) under and pursuant to the Act. The Board may cause to be executed and filed any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
Section 2.2    Name. The name of the Company shall be NIP JV, LLC. The Board in its sole discretion may change the name of the Company at any time and from time to time. Written notification of any such change shall be given to all Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.
Section 2.3    Term. The term of the Company, as reorganized as described in Section 2.1, began on December 15, 2011, the date the Certificate was filed with the Secretary of State of the State of Delaware, and the Company shall have

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perpetual existence unless sooner dissolved and its affairs wound up as provided in ARTICLE XI.
Section 2.4    Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at 11111 Santa Monica Blvd., Suite 750, Los Angeles, California 90025, or at such other place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.
Section 2.5    Purposes. The Company has been reorganized (as described in Section 2.1) for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in the Business and activities incident thereto, as determined by the Board. The Company shall have the power to do and perform all things necessary for, connected with or arising out of such purposes and shall have the power to take such actions as may be necessary or appropriate to accomplish such purposes and conduct such purposes, including forming one or more Subsidiaries to accomplish such purposes and conduct such purposes. Nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by the Act to a limited liability company organized under the laws of the State of Delaware.

Section 2.6    Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.5.
Section 2.7    Partnership Status. The Members intend that the Company shall be treated as a partnership for Federal, state and local tax purposes to the extent such treatment is available and as a continuation of OCM Industrial Holdings, L.P. for such purposes, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith.
Section 2.8    Ownership of Property. Legal title to all Property conveyed to or held by the Company or its Subsidiaries shall reside in the Company or its Subsidiaries and shall be conveyed only in the name of the Company or its Subsidiaries, and no Member or any other Person, individually, shall have any ownership of such Property.

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ARTICLE III
MEMBERS; REPORTS
Section 3.1    Admission of Members.
(a) Generally. The name and address of each Member and its Capital Contribution as of the Effective Date are set forth on Schedule A. When any Capital Contribution is made or any Membership Interests are Transferred in accordance with this Agreement, Schedule A shall be amended to reflect such Capital Contribution or such Transfer (and the admission of any Substitute Member), as the case may be.
(b) Additional Members. Additional Members may be admitted to the Company only with the approval of the Board and subject to the provisions of Section 3.2(a).
Section 3.2    Substitute Members and Additional Members.
(a) No Transferee of any Membership Interests or Person to whom any Membership Interests are issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including the right to receive distributions and allocations in respect of the Transferred or issued Membership Interests, as applicable, unless (i) such Membership Interests are Transferred or issued in compliance with the provisions of this Agreement (including ARTICLE VIII), (ii) such Transferee or recipient shall have executed and delivered to the Company such instruments as the Board deems necessary or desirable, in its sole discretion, to effectuate the admission of such Transferee or recipient as a Member and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement, and (iii) in the case of the issuance of new Membership Interests, the Members shall have executed and delivered an amendment to this Agreement reflecting the admission of such Additional Member. If the immediately preceding sentence is complied with, the applicable Transferee or recipient shall, without the need for any further action of any Person, be deemed admitted to the Company as a Member. Unless otherwise expressly set forth in this Agreement, a Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Membership Interests so Transferred. In the event of any admission of a Substitute Member pursuant to this Section 3.2(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including Schedule A) in connection therewith shall only require execution by the Company and such Substitute Member to be effective. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member.

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(b) If a Member shall Transfer all (but not less than all) of its Membership Interests, such Member shall (subject to the proviso in the third sentence of Section 3.2(a)) thereupon cease to be a Member of the Company.
Section 3.3    Tax and Accounting Information.
(a) Accounting Method. For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions.

(b) Financial Reports. The books and records of the Company shall be audited as of the end of each Fiscal Year by Ernst &Young or such other accounting firm as may be selected by the Board (in either case, the “Accounting Firm”). The Company will use its reasonable efforts to provide to each Member:
(i)    on an annual basis, within 120 days after the end of each Fiscal Year, (A) an audited balance sheet, statement of operations and statement of cash flow of the Company and its Subsidiaries, audited by the Accounting Firm, and (B) a statement of such Member’s Capital Account, including such Member’s allocation and share of Net Income and Net Loss and special allocations pursuant to Section 5.3, for such Fiscal Year;
(ii)    on a quarterly basis, within 30 days after the end of each calendar quarter (provided that the period beginning on the Effective Date and ending on March 31, 2012, shall be deemed to constitute the first calendar quarter for purposes of this Section 3.3(b)(ii)), (A) an unaudited balance sheet and related statement of operations and statement of cash flow of the Company and its Subsidiaries and (B) a statement of such Member’s Capital Account, including such Member’s allocation of and share of Net Income and Net Loss and special allocations pursuant to Section 5.3, for such quarter;
(iii)    within 30 days after each calendar month (provided that the period beginning on the Effective Date and ending on January 31, 2012, shall be deemed to constitute the first calendar month for purposes of this Section 3.3(b)(iii)), (A) a monthly report of net income for the Company and its Subsidiaries (derived from an unaudited income statement) and (B) a monthly unaudited balance sheet of the Company and its Subsidiaries.
Such annual, quarterly and monthly financial information referred to in clauses (i), (ii) and (iii) above will be prepared in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time, subject to year-end audit adjustments and the absence of notes in the case of such quarterly and monthly financial information. The Company shall also provide to the Members (x) such supporting schedules, reports and backup information with respect to such financial information as may be reasonably requested by the Members and (y) copies of such additional reports and statements as may be received by the Company or any of its

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Subsidiaries from any asset manager or property manager with respect to any of the Portfolio Properties or otherwise in connection with the Business.
(c) Tax Returns.
(i)    The Company shall timely cause to be prepared all Federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. The Company shall (x) upon a timely request by a Member, provide a draft of any such tax return to such Member and consult with such Member prior to finalizing and filing such tax return and (y) upon a request by a Member at any time, furnish to such Member a copy of any such tax return.
(ii)    Within 90 days after the end of each Fiscal Year, the Company shall furnish to each Member all information required to be reported in the tax returns of the Members for tax jurisdictions in which the Company is doing business, including a report (including Schedule K-1) indicating each Member’s share in the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Member to prepare its Federal, state and other tax returns.
(d) Inconsistent Positions. No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item.
Section 3.4    Certification of Membership Interests. The Board may in its discretion cause the Company to issue certificates to the Members representing their respective Membership Interests.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND REFINANCING
Section 4.1    General. Except as provided in this ARTICLE IV, no Member shall be required or, without the approval of the Board, permitted to make or commit to make a Capital Contribution, loan or advance to the Company or any of its Subsidiaries or guarantee or make any other financial commitment with respect to any debt or other obligation of the Company or its Subsidiaries, including to fund operations of the Company or its Subsidiaries.
Section 4.2    Initial Oaktree Contribution. The Oaktree Member shall be deemed to have made Capital Contributions as of the Effective Date in the aggregate amount set forth opposite its name on Schedule A under the column “Initial Capital Contribution” (the “Initial Oaktree Contribution”).

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Section 4.3    Capital Contributions until HC-KBS Funding Date.
(a) The Equity Member shall have the right, without the approval of the Board, to contribute capital to the Company (the “First HC-KBS Contribution”) at any time prior to March 15, 2012, in an amount of up to (i) the lesser of (x) 15% of the Pre-Leveraged Equity after giving effect to the First HC-KBS Contribution and (y) $20,000,000, (ii) the portion of the amount described in clause (i) above required or permitted under the operating agreement of the HC-KBS Member to be funded by the KBS Member (out of cash so funded) or (iii) the portion of the amount described in clause (i) above required or permitted under the operating agreement of the HC-KBS Member to be funded by the member of the HC-KBS Member which is an HC Entity (out of cash so funded). The Equity Member shall give the Oaktree Member and the Company written notice of the First HC-KBS Contribution (specifying the amount thereof) not less than 15 days prior to the making of the First HC-KBS Contribution.
(b) In the event that the Equity Member makes the First HC-KBS Contribution in the amount set forth in clause (ii) or (iii) of the first sentence of Section 4.3(a) in accordance with the provisions of Section 4.3(a), then the Equity Member shall have the further right, without the approval of the Board, to contribute (out of cash funded by the same member of the HC-KBS Member which funded the First HC-KBS Contribution) capital to the Company (the “Second HC-KBS Contribution” and, together with the First HC-KBS Contribution, the “HC-KBS Contribution”) at any time prior to May 15, 2012, in an amount of up to (i) the lesser of (x) 15% of the Pre-Leveraged Equity after giving effect to the Second HC-KBS Contribution and (y) $20,000,000, minus (ii) the amount of the First HC-KBS Contribution. The Equity Member shall give the Oaktree Member and the Company written notice of the Second HC-KBS Contribution (specifying the amount thereof) not less than 15 days prior to the making of the Second HC-KBS Contribution.
(c) The Oaktree Member shall have the right, without the approval of the Board, to contribute capital to the Company (any such contribution, a “Subsequent Oaktree Contribution”) from time to time during the period commencing on the Effective Date and ending on the HC-KBS Funding Date, if the Oaktree Member believes, at the time such contribution is made, that such contribution will need to be deployed by the Company for Company purposes within 30 days after such contribution is made.
Section 4.4    Refinancing. The Members shall use commercially reasonable efforts to obtain refinancing for all of the Portfolio Properties within 180 days after the Effective Date. Upon the initial refinancing of all or any material portion of the Property (the “Refinancing”), the proceeds of the Refinancing (the “Refinancing Proceeds”) shall be distributed to the Equity Member and the Oaktree Member as provided in Section 5.2 (any such distributions made to the Equity Member or the Oaktree Member pursuant to Section 5.2(a)(iii), the “Leveraged Equity Distributions”), provided that, if the Equity Member made the HC-KBS Contribution in accordance with Section 4.3 and the HC-KBS Contribution was less than 15% of the Pre-Leveraged Equity (after giving effect to the HC-KBS Contribution), then, notwithstanding anything

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to the contrary in Section 5.2, distributions (if any) of the Refinancing Proceeds to the Equity Member shall be limited to the extent necessary to have the Unreturned HC-KBS Capital be equal to the product of (a) a percentage expressed as a fraction whose numerator is the amount of the HC-KBS Contribution and whose denominator is $20,000,000 and (b) 15% of the sum of the Unreturned HC-KBS Capital and the Unreturned Oaktree Capital after giving effect to such distributions (such product, the “Threshold Amount”).
Section 4.5    Additional HC-KBS Contribution. If (a) the Equity Member made the HC-KBS Contribution in accordance with Section 4.3 and (b) following the Refinancing and the distribution of the Refinancing Proceeds pursuant to Section 4.4, the Unreturned HC-KBS Capital would constitute less than the Threshold Amount, then the Equity Member shall have the right to contribute, concurrently with the distribution of the Refinancing Proceeds, additional capital to the Company

(the “Additional HC-KBS Contribution”) in an amount that will cause the Unreturned HC-KBS Capital to be equal to the product of (i) a percentage expressed as a fraction whose numerator is the amount of the HC-KBS Contribution and whose denominator is $20,000,000 and (ii) 15% of the sum of the Unreturned Oaktree Capital and the Unreturned HC-KBS Capital after giving effect to the Additional HC-KBS Contribution.
Section 4.6    Additional Contributions. After the HC-KBS Funding Date, each Member shall contribute to the Company the amounts required by the Company (the “Required Contributions”) from time to time, in such amounts (the “Call Amounts”) and on such dates (“Funding Dates”) as shall be specified by the Company upon not less than 21 days’ written notice (the “Call Notice”) by the Company. No Member shall be permitted to contribute less than the full amount of any Required Contribution which it is obligated under this Section 4.6 to make.
Section 4.7    Failures to Make Additional Contributions. If either Member shall fail to contribute the applicable Call Amount set forth in a Call Notice on or before the Funding Date therefor (such Member being herein referred to as a “Noncontributing Member”, and the applicable Call Amount, the “Uncontributed Amount”), then (i) the Company shall give notice to the other Member of such failure and the Uncontributed Amount in respect thereof, (ii) the other Member shall have the right, but not the obligation, to contribute to the Company all or any portion of the Uncontributed Amount and (iii) the total amount funded by such other Member with respect to such Call Notice both pursuant to Section 4.6 and this Section 4.7 shall, notwithstanding anything the contrary contained in Section 4.6 and this Section 4.7, be treated as a loan (and not as a Capital Contribution) to the Company by such other Member (an “Additional Equity Loan”) which shall accrue interest at a rate equal to 18% per annum, compounded monthly. Additional Equity Loans shall be repaid by the Company out of Distributable Cash as provided in Section 5.2. Notwithstanding anything to the contrary contained in this Agreement, no failure by a Member to make a Required Contribution shall constitute a default under this Agreement.

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Section 4.8    No Additional Rights. No Member, in its capacity as a Member, shall have the right to receive any cash or any other Property of the Company, and no Member shall be entitled to withdraw any part of its (or its predecessor’s) Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Section 5.2 and ARTICLE XI. No interest shall be paid by the Company on Capital Contributions or on balances in Member’s Capital Accounts.
ARTICLE V
CAPITAL ACCOUNTS;
DISTRIBUTIONS; ALLOCATIONS
Section 5.1    Capital Accounts.
(a) Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the following provisions:
(i)    As of the Effective Date, the Capital Account of each Member is as set forth on Schedule A.
(ii)    To each Member’s Capital Account there shall be credited: (A) the amount of money and the Carrying Value of any Property contributed by such Member in accordance with this Agreement; (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated to such Member pursuant to Section 5.3(a), Section 5.3(b) or Section 5.3(c); and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.
(iii)    To each Member’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Member pursuant to any provision of this Agreement; (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.3(a), Section 5.3(b) and Section 5.3(c) and (C) and the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.
(iv)    In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Board shall determine that it is prudent to

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modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members), the Board may make such modification so long as such modification is not likely to have a material effect on the amounts distributed to any Person pursuant to ARTICLE XI upon the dissolution of the Company. In addition, the Board shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).
(b) Succession to Capital Accounts. In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the Transferor to the extent such Capital Account relates to the Membership Interests Transferred to such Substitute Member.
(c) Adjustments of Capital Accounts. The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: immediately prior to (i) the contribution of more than a de minimis amount of money or other Property to the Company by a new or existing Member as consideration for or in respect of Membership Interests in the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Property (other than cash) in redemption of Membership Interests in the Company; (iii) the issuance by the Company of more than a de minimis Profits Interest (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members (it being hereby acknowledged that such adjustments may not ordinarily be necessary or appropriate in the case of the issuance of a Profits Interest or in the case of a contribution for Membership Interests that do not represent a material Membership Interest in the Company).
(d) No Withdrawal of Capital or Obligation to Restore Deficit Capital Account. No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member.
Section 5.2    Amounts and Priority of Distributions.
(a) Distributions. For purposes of this Agreement, (i) the HC-KBS Member, in its capacity as the party making Capital Contributions and Additional Equity

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Loans, in each case if any, to the Company and receiving distributions from the Company in respect thereof, is sometimes referred to herein as the “Equity Member”; (ii) the HC-KBS Member, in its capacity as the party receiving distributions from the Company other than on account of the HC-KBS Member’s Capital Contributions and Additional Equity Loans, is sometimes referred to herein as the “Promote Member”; (iii) any distributions made to the Equity Member shall not be included in any calculation of distributions made to the Promote Member, and (iv) any distributions made to the Promote Member shall not be included in any calculation of distributions made to the Equity Member. Except as otherwise provided in this Section 5.2 or in Section 11.2, and subject to the provisions of Section 4.4 and Section 9.1, distributions of Distributable Cash shall be made to the Members at such times and in such amounts as may from time to time be determined by the Board in its sole discretion as follows:
(i)    First, to the Equity Member and the Oaktree Member, in payment of accrued and unpaid interest on, and then in payment of the outstanding principal balance of, any outstanding Additional Equity Loans made by such Members, in proportion to the amount of such interest and principal owing to each Member.

(ii)    Second, to the Oaktree Member and the Equity Member until (i) the Oaktree Member has received a 12% preferred annual return, compounded monthly, on the Unreturned Oaktree Capital and (ii) the Equity Member has received a 12% preferred annual return, compounded monthly, on the Unreturned HC-KBS Capital (if any), in each case accruing from the date contributed to the Company. If the Equity Member has made the HC-KBS Contribution, then distributions pursuant to this clause (ii) shall be made in such a manner that, at any point in time, the Oaktree Member and the Equity Member shall have received, out of distributions made pursuant to this clause (ii), the same rate of return, compounded monthly, on the Unreturned Oaktree Capital and the Unreturned HC-KBS Capital, respectively.
(iii)    Third, to the Oaktree Member and the Equity Member, in proportion to their respective Unreturned Capital Percentages, until the Unreturned Oaktree Capital and the Unreturned HC-KBS Capital (if any) have been reduced to zero.
(iv)    Fourth, 80% to the Promote Member, on the one hand, and 20% to the Equity Member and the Oaktree Member Pro Rata, on the other hand, until the Promote Member has received, taking into account all of the distributions made to the Promote Member pursuant to this clause (iv), first, a 12% annual return on the unpaid Special Promote Base from time to time (compounded monthly and accruing from the Effective Date) and, then, the Special Promote Base.
(v)    Fifth, 80% to the Oaktree Member and the Equity Member in the manner hereinafter described in this clause (v) and 20% to the Promote Member until (A) the Oaktree Member has received a 20% IRR on its Capital Contributions (other than any Subsequent Capital Contributions) and any Additional

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Equity Loans, taking into account all distributions theretofore made to the Oaktree Member pursuant to this Section 5.2, and (B) the Equity Member has received a 20% IRR on its Capital Contributions and Additional Equity Loans, in each case if any, taking into account all distributions theretofore made to the Equity Member pursuant to this Section 5.2. If the HC-KBS Member has made the HC-KBS Contribution, then distributions made to the Oaktree Member and the Equity Member pursuant to this clause (v) shall be made in such a manner that, at any point in time, the Oaktree Member and the Equity Member shall have received, out of distributions made under this clause (v), the same IRR with respect to their respective Capital Contributions (other than, in the case of the Oaktree Member, any Subsequent Capital Contributions) and Additional Equity Loans, if any.
(vi)    Sixth, 100% to the Promote Member until it has received an amount equal to the distributions received by the Oaktree Member and the Equity Member pursuant to clause (iv) of this Section 5.2.
(vii)    Thereafter, 70% to the Oaktree Member and the Equity Member Pro Rata and 30% to the Promote Member.
(b)    Limitations on Distributions. Notwithstanding anything to the contrary in Section 5.2(a):
(i)    Except as otherwise determined by the Board, distributions hereunder shall be made only to the extent of Distributable Cash.
(ii)    Notwithstanding any provision of this Agreement to the contrary, neither the Company nor the Board, on behalf of the Company, shall make a distribution to any Person in violation of the Act or other applicable law. Any distribution hereunder that is made in error or in violation of the Act or any other applicable law shall be returned to the Company.
(iii)    It is the intention of the parties to this Agreement that allocations to and distributions in respect of the Membership Interests issued to the Promote Member be limited to the extent necessary so that such Membership Interests constitute Profits Interests. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, the Board shall, if necessary, limit allocations to and/or distributions in respect of any such Membership Interest so that such allocations or distributions do not exceed the available profits in respect of the Promote Member’s related Profits Interest. In the event that allocations or distributions to the Promote Member are reduced pursuant to the preceding sentence, the Board shall make adjustments to future allocations or distributions, as the case may be, to the Members as promptly as practicable so that the Members are allocated and distributed on a cumulative basis the amount to which they would have been entitled had this Section 5.2(b)(iii) not been in effect; provided, that any allocations or distributions pursuant to this sentence shall be further subject to the provisions of this Section 5.2(b)(iii).

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(c) Distributions in Kind. Any distributions in kind shall be distributed based on the Fair Market Value of the Property distributed in the same proportions as if cash were distributed. If cash and Property are to be distributed in kind simultaneously, the Company shall distribute such cash and Property in kind in the same proportion to each Member, unless otherwise agreed by the Members.
Section 5.3    Allocations.
(a) Net Income and Net Loss. Except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 5.4(b) and Section 5.4(c), the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Members pursuant to Section 5.2, if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 5.2 to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. The Board shall be entitled to adjust the allocations of Net Income and Net Loss to take into account any of the economic provisions of this Agreement, including the timing and amount of actual distributions to the Members; provided that any such adjustment shall not affect the amount distributable to a Member pursuant to this Agreement.
(b) Special Allocations. The following special allocations shall be made in the following order:
(i)    Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of Section 5.3(a), if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding

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any other provision of Section 5.3(a), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 5.3(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE V have been tentatively made as if this Section 5.3(b)(iii) were not in the Agreement.
(iv)    Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in the same proportions as Net Income for such Allocation Year is allocated to the Members under Section 5.3(a) or, if no Net Income for such Allocation Year is allocated to the Members pursuant to Section 5.3(a), Pro Rata.
(v)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).
(vi)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment

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increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(c) Curative Allocations. The allocations set forth in Section 5.3(b)(i) through (vi) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.3(c). Therefore, notwithstanding any other provision of this ARTICLE V (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.3(a).
(d)    Loss Limitation. Net Loss allocated pursuant to Section 5.3(a) shall not exceed the maximum amount of Net Loss that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss pursuant to Section 5.3(a), the limitation set forth in this Section 5.3(d) shall be applied on a Member-by-Member basis and Net Loss not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
Section 5.4    Other Allocation Rules.
(a) Interim Allocations Due to Membership Interest Adjustment. If all or any part of a Member’s Membership Interest is the subject of a Transfer or the Membership Interests of the Members are changed pursuant to the terms of the Agreement during any Allocation Year, the amount of Net Income and Net Loss (and other items of income and loss) to be allocated to the Members for such entire Allocation Year in accordance with their Membership Interests shall be allocated to the portion of such Allocation Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Allocation Year, which commences on the date of such prior Transfer or change) and to the portion of such Allocation Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Allocation Year, which precedes the date of such subsequent Transfer or change), in accordance with an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in proportion to their Membership Interests during each such portion of the

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Allocation Year in question. Such allocation shall be made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Membership Interest; provided, however, that solely for purposes of this Section 5.4(a) such date of Transfer or change shall be deemed to have occurred on the date of the nearest month end occurring either before or after the actual date of such Transfer or change. As of the date of such Transfer, the Substitute Member shall succeed to the Capital Account of the Transferor with respect to the Membership Interests Transferred by the Transferor to such Substitute Member.
(b) Tax Allocations: Code Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, items of taxable income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations Section 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such Property to the Company for Federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) in accordance with the method selected by the unanimous approval of the Board. Any elections or other decisions relating to such allocations shall be made by the unanimous approval of the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4(b) and Treasury Regulations Section 1.704-1(b)(4)(i) are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement. Tax Withholding; Withholding Advances.
(a) Tax Withholding.
(i)    If requested by the Company, each Member shall, if able to do so, deliver to the Company: (A) an affidavit in form satisfactory to the Company that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any Federal, state, local, foreign or other law; (B) any certificate that the Company may reasonably request with respect to any such laws; and/or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.5(b).
(ii)    After receipt of a written request of any Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the

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Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided that any such requesting Member shall cooperate with the Company with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their Membership Interests.
(b) Withholding Advances. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.
(c) Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Board, in its discretion, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) above, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon Dissolution) unreduced by the amount of such Withholding Advance and interest thereon.
(d) Withholding Advances — Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).
ARTICLE VI
CERTAIN TAX MATTERS
Section 6.1    Tax Matters Partner. The “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code) of the Company shall be selected by the Board, with the initial Tax Matters Partner being the Oaktree Member. The Tax Matters Partner shall use its reasonable efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including the Treasury Regulations promulgated thereunder) and, subject to the terms of this Agreement, shall have any powers necessary to perform fully in such capacity. The Tax Matters Partner is authorized to (i) make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss and deduction as the Tax Matters Partner determines in its sole discretion to be necessary or appropriate, (ii) determine

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which items of cash outlay are to be capitalized or treated as current expenses, (iii) except as otherwise specified herein, select the method of accounting and bookkeeping procedures to be used by the Company, and (iv) except as provided below, represent the Company before taxing authorities and courts in tax matters affecting the Company and the Members in their capacity as such. The Tax Matters Partner shall keep the Members promptly informed of any such administrative and judicial proceedings described in clause (iv) of the preceding sentence. The Tax Matters Partner shall be entitled to be reimbursed by the Company for all reasonable costs and expenses incurred by it in connection with any administrative or judicial proceeding affecting tax matters of the Company and the Members in their capacity as such and to be indemnified by the Company (solely out of Company assets) with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding in accordance with Section 10.2. The Tax Matters Partner shall not bind any Member to any settlement agreement or closing agreement or enter into any settlement agreement or closing agreement that disproportionately adversely affects any Member without such Member’s prior written consent. Any Member who enters into a settlement agreement with any tax authority with respect to any Company item shall notify the Tax Matters Partner of such settlement agreement and its terms within 30 days after the date of settlement. Each Member shall reasonably cooperate with the Tax Matters Partner in connection with any tax audit of the Company. This provision shall survive any termination of this Agreement.
Section 6.2    Section 754 Election. In the event of a Transfer of an interest in the Company as permitted hereunder, upon the written request of the Transferor or Transferee of such interest in the Company, the Tax Matters Partner shall cause the Company to make a timely election (a “Section 754 Election”) under Section 754 of the Code (and a corresponding election under state and local law). In addition, in the event of a distribution of Property to a Member, the Tax Matters Partner shall, if requested by any Member, cause the Company to make a Section 754 Election. Each member agrees to provide the Tax Matters Partner with any information reasonably necessary for the Company to comply with Section 734, Section 743 or Section 754 of the Code.
ARTICLE VII
VOTING RIGHTS AND MANAGEMENT OF THE COMPANY
Section 7.1    Management by the Board of Representatives. The business and affairs of the Company shall be exercised by or under the authority of, and shall be managed under the direction of, a single board of representatives (the “Board”), and the Members hereby expressly waive (except as otherwise expressly provided in this Agreement) any management, approval or consent rights granted to members of limited liability companies organized in the State of Delaware under the Act. In managing the business and affairs of the Company and exercising its powers, the Board may act through meetings and written consents pursuant to Section 7.2.

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Section 7.2    Board of Representatives.
(a) Number. The number of representatives on the Board (the “Representatives”) shall be determined by the Board from time to time; provided, that (i) a majority of the Representatives shall be Representatives appointed by the Oaktree

Member (the “Oaktree Representatives”) and (ii) not fewer than two of the Representatives shall be Representatives appointed by the HC-KBS Member (the “HC-KBS Representatives”). The Representatives as of the Effective Date are set forth on Schedule C.
(b) Meetings. The Board will meet at least quarterly at such time and place as determined by the Board (or by telephone or other communications facility that permits all persons participating to hear and speak to each other) and may be called to a special meeting by the Chairman of the Company upon the request of any two Representatives. Notice shall be required for any meeting of the Board, which notice shall include a brief description of the action or actions to be considered by the Board. Unless (i) waived by all Representatives in writing (before or after a meeting) or (ii) the giving of such notice would make it impracticable to address an emergency in a timely manner, prior notice shall be given to each Representative (x) 10 Business Days before the date of any regularly scheduled meeting of the Board and (y) two Business Days before the date of any special meeting.
(c) Chairman of the Board. An Oaktree Representative designated by the Oaktree Member from time to time shall be the Chairman of the Board.
(d) Removal. The Member that appointed a Representative will have the sole right to remove such Representative and may appoint a replacement therefor at any time or from time to time for any reason or no reason.
(e) Resignations. Any Representative may resign at any time by giving written notice of his or her resignation to the Board. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
(f) Vacancies. Once appointed, Representatives will serve on the Board until they resign or are removed pursuant to the terms of this Agreement, or their earlier death, disability or incapacity. Any vacancies on the Board resulting from a Representative’s death, disability, incapacity, resignation or removal or from an increase in the size of the Board shall (i) in the case of vacancies due to an increase in the size of the Board, be filled (subject to Section 7.2(a)) as determined by the Board, and (ii) in all other cases, be filled by the Member that appointed the Representative whose seat on the Board is vacant.
(g) Quorum; Vote Required. Each Representative will have one vote, and, except as expressly provided in this Agreement, the affirmative vote of a majority of the Representatives present at a meeting at which a quorum is present will constitute

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an action of the Board. Any Representative may be represented at a meeting of the Board by another Representative designated by proxy, of which the Board is notified by letter or facsimile, signed by the Representative giving the proxy, addressed to each Representative of the Company and delivered prior to the commencement of the meeting. A quorum will consist of a majority of the Representatives then in office, provided that the number of Oaktree Representatives present at any meeting shall be greater than the number of HC-KBS Representatives present at such meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent, setting forth the actions so taken, shall be signed by all of the Representatives; provided, that any Representative who fails to sign such consent or notify the other Representatives that it will not consent to such actions, in either case within five Business Days after receiving a copy of the proposed consent, shall be deemed to have signed such consent. The Board shall cause to be kept a book of minutes of all its actions by written consent and its meetings, in which there shall be recorded the time and place of each meeting, whether it is a regular meeting or a special meeting, the notice thereof given, the names of those present and the proceedings thereof. Upon reasonable notice, any Member shall have the right, during business hours, to inspect for any proper purpose, such book of minutes, and to make copies thereof or extracts therefrom.
(h) Compensation/Expense Reimbursement. No Representative shall be entitled to receive compensation for his or her service as a Representative. The Company will reimburse Representatives for all reasonable, out-of-pocket costs associated with their attendance at Board meetings. The Company will maintain liability insurance for Representatives in amounts satisfactory to the Board.
(i) Duties. Notwithstanding anything to the contrary in this Agreement or the Act, the Company and the Members hereby eliminate any and all fiduciary duties stated or implied by applicable law or equity that any Member or Representative may have (in such capacity) to any other Member or the Company (including in connection with the exercise of rights hereunder). The Members expressly acknowledge and agree that no Representative or Member is under any obligation to consider the separate interests of the Members (including the tax consequences to the Members) in deciding whether to cause the Company to take (or decline to take) any actions, and that no Representative or Member shall be liable, at law or in equity, for losses sustained, liabilities incurred or benefits not derived by the Members in connection with such decisions. The limitations on the liability and obligations of a Representative or Member and other provisions set forth in this ARTICLE VII shall extend to the Affiliates of such Representative or Member and the shareholders, partners, members, directors, officers, agents, employees, representatives, advisors, consultants and other independent contractors of such Representative or Member and its Affiliates to the same extent that such limitations and other provisions apply to a Representative or Member. Without limiting the foregoing, to the fullest extent permitted by law, but subject to the other provisions of this Agreement, neither the Members nor the Representatives shall be subject to any corporate opportunity or similar doctrines.

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(j) Committees; Subsidiary Boards. The Company shall establish and maintain such committees of the Board, and such board of directors (or equivalent governing body) of each of the Company’s Subsidiaries, as the Board deems appropriate from time to time. The number of representatives on any such committees or boards shall be determined, and such representatives shall be appointed, in accordance with Section 7.2(a) as if such committees or boards were the Board. Any such committees shall have such duties and responsibilities as may be determined by the Board.
(k) Officers. The Board may appoint such officers of the Company, and authorize the Company to appoint (in its capacity as the managing member of the Subsidiaries) such officers of the Subsidiaries, with such duties and responsibilities as the Board shall from time to time determine in its discretion; provided, that (i) the Board shall not, without the affirmative vote of the Representatives appointed by the HC-KBS Member, delegate to any officer the authority to make on behalf of the Company or any Subsidiary decisions required to be made by the Board hereunder and (ii) for as long as the HC-KBS Member is responsible under Section 7.4(a) for the day-to-day business, operations and affairs of the Company, the Board shall appoint, and shall authorize the Company (in its capacity as the managing member of the Subsidiaries) to appoint, one or more individuals nominated by the HC-KBS Member and approved by the Board as officers of the Company and each of the Subsidiaries, respectively, with the authority to execute and deliver contracts on behalf of the Company and each Subsidiary, respectively, subject to any approval or consent rights of the Board or Members hereunder and the other provisions of this Agreement. Each such officer shall hold office until the expiration of the term for which such officer was appointed, if any, or until such officer’s earlier death, resignation, disqualification or removal. Any officer may resign at any time upon written notice to the Company. Such resignation shall take effect upon receipt of such notice by the Company or at any later time therein specified and shall only require an acceptance to be made effective if such notice so provides. The resignation of an officer shall be without prejudice to the contract rights of the Company or applicable Subsidiary, if any. Any officer may be removed at any time, with or without cause, by the Board. The removal of an officer with or without cause shall be without prejudice to the officer’s contract rights as a Covered Person, if any. Any vacancy occurring in any office of the Company or a Subsidiary may (and, to the extent provided in clause (ii) of the first sentence of this Section 7.2(k), shall) be filled by the Board or by the Company (at the direction of the Board) in its capacity as the managing member of such Subsidiary, as applicable. The election or appointment of an officer shall not in itself create contract rights.
Section 7.3     Participation in Management by Members; Major Decisions.
(a) No Participation in Management. Except as otherwise expressly provided in this ARTICLE VII, the management of the business and affairs of the Company shall be vested in whole in the Board. No Member, acting solely in its capacity as a Member, shall be an agent of the Company or have any authority to act for or bind the Company.

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(b) Major Decisions. Unless the Oaktree Member otherwise elects, by delivering written notice thereof to the Company at any time after the occurrence of (x) a violation by the HC-KBS Member of the provisions of Section 7.4(a) and a failure by the HC-KBS Member to cure such violation within 15 days after receiving written notice of such violation from the Oaktree Member (or, if such violation cannot reasonably be cured within such 15-day period, to commence such cure within such 15-day period and diligently prosecute such cure to completion within 90 days after receiving such notice) or (y) a Transfer by the HC-KBS Member in violation of the provisions of this Agreement, the following actions and only the following actions shall require the unanimous approval of the Board:
(i)    Amending this Agreement or changing the authorized capitalization of the Company if such amendment or change affects the HC-KBS Member in any manner other than in a de minimis respect;
(ii)    Removing any Member as a member of the Company;
(iii)    Admitting any Member to the Company (other than any permitted Transferee of a Membership Interest previously held by a Member) or issuing to any third party any Membership Interest (including interests convertible into, or exchangeable for, Membership Interests);
(iv)    Calling for any Required Contribution unless (x) such Required Contribution is being called for Company purposes and (y) at the time of such call, the Oaktree Representatives believe that such Required Contribution will need to be deployed by the Company within 90 days after such Required Contribution is required to be made;
(v)    Entering into, or modifying or waiving, any Affiliate Contract (it being agreed that the Oaktree Member (in the case of an Affiliate Contract to which the Oaktree Member or any of its Affiliates, or any director, officer, manager or general partner of, or Person holding a similar position in, any of the foregoing, or any Affiliate of any such director, officer, manager, general partner or other Person, is a party) or the HC-KBS Member (in the case of an Affiliate Contract to which the HC-KBS Member, Hackman Capital Partners, LLC, Calare Properties, Inc., a KBS REIT or any of their respective Affiliates, or any director, officer, manager or general partner of, or Person holding a similar position in, any of the foregoing, or any Affiliate of any such director, officer, manager, general partner or other Person, is a party) shall give not less than 10 Business Days’ written notice to the other Member of any proposed Affiliate Contract or modification thereof (setting forth the principal terms of such Affiliate Contract or modification), together with a copy of the same);
(vi)    Acquiring any real property other than the NIP Properties (or any strips, gores or other minor parcels of real property adjacent to any of the NIP Properties);

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(vii)    (A) At all times prior to the HC-KBS Funding Date and (B) so long as (x) an amount not less than $5,000,000 has been contributed by the KBS JV Member to the HC-KBS Member and used by the HC-KBS Member to make the HC-KBS Contribution and (y) not less than 50% of the equity interests in the KBS JV Member is owned, directly or indirectly, by a REIT (any such REIT, a “KBS REIT Entity”), then at all times thereafter, entering into any REIT Prohibited Transaction (as defined on Schedule D); and
(viii)    (A)At all times prior to the HC-KBS Funding Date and (B) so long as (x) an amount not less than $5,000,000 has been contributed by the KBS JV Member to the HC-KBS Member and used by the HC-KBS Member to make the HC-KBS Contribution and (y) not less than 50% of the equity interests in the KBS JV Member is owned, directly or indirectly, by a KBS REIT Entity, thereafter, taking any of the following actions at any time during the first two years after the making of the First HC-KBS Contribution:
(1)    the marketing of any of the NIP Properties, unless (A) such property is identified on the list of properties attached as Schedule E (the “Exempt Properties”) (it being understood that any Exempt Property may be replaced from time to time with another NIP Property as long as the replacement property is selected on the basis of the same principles used in selecting the initial list of Exempt Properties), provided that the number of transactions (and buyers of such transactions) involving the sale of Exempt Properties shall not exceed four), (B) an opinion is obtained from DLA Piper or Paul, Weiss, Rifkind, Wharton & Garrison LLP or any other tax counsel reasonably acceptable to the HC-KBS Member or a nationally recognized accounting firm that the sale of such property should not be treated as a “prohibited transaction” with respect to the KBS REIT Entity under Section 857(b)(6) of the Code, (C) the sale of such property is not reasonably likely to result in material income or gain (it being understood that $100,000 of income or gain is material for this purpose) being received or accrued by the Company and directly or indirectly allocated to the KBS REIT Entity, (D) the Oaktree Member agrees to indemnify the KBS REIT Entity against any tax imposed on the KBS REIT Entity under Section 857(b)(6)(A) of the Code arising from any income or gain which may be received or accrued by the Company and directly or indirectly allocated to the KBS REIT Entity as a result of the sale of such property, including by causing the Company to allocate indirectly to the KBS REIT Entity, in the year of such sale or in a subsequent year in which there is a final determination that such tax is payable, an additional amount of gross rental income for such year with a corresponding distribution right, (E) an undivided interest in such property, or an equity interest in the entity that owns such property, in either case representing the (direct or indirect) economic interest of the KBS REIT Entity in such property, is distributed to the KBS REIT Entity or a designee selected by the KBS REIT Entity, in which event HC-KBS shall cause such interest to be sold, at the same time that the other interests in such property are sold, to a purchaser designated by the Oaktree Member, provided that the aggregate amount of the income or gain received or accrued by the Company and directly or indirectly allocated to the KBS REIT Entity as result of taxable sales effected by any “taxable REIT subsidiary” (as defined in the Code) in accordance with

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this subclause (E) shall not exceed $5,000,000), or (F) the common equity interests in the pass-through entity (for tax purposes) that owns such property are sold to a purchaser approved by the KBS REIT Entity, which approval shall not be unreasonably withheld, conditioned or delayed, and preferred equity interests in such entity representing the (direct or indirect) economic interest of the KBS REIT Entity in such property are distributed to the KBS REIT Entity, it being agreed that (I) the arrangements between the KBS REIT Entity and such purchaser shall be structured such that (W) the KBS REIT Entity will have the option to sell such preferred equity interests to such purchaser at any time, but in no event will the KBS REIT Entity be compelled to sell prior to the second anniversary of the sale of the common equity interests for a price equal to the amount that would have been distributed to the KBS REIT Entity if such property had been sold to such purchaser in lieu of the common equity interests (such amount, the “Sale Distribution Amount”), (X) such purchaser will have the right to cause the redemption of such preferred equity interests from and after the second anniversary of the sale of the common equity interests for a price equal to the Sale Distribution Amount, and (Y) the KBS REIT Entity will have no management, approval, consent or voting rights in or with respect to such entity and (II) the HC-KBS Member shall cooperate, and shall cause the KBS REIT Entity and the other owners of direct or indirect interests in the HC-KBS Member to cooperate, with the Company in effecting any transaction described in subclause (E) or (F), including by executing and delivering such agreements, instruments, certificates and other documents, and taking such other actions, as may be reasonably requested by the Oaktree Member in connection therewith; provided that the unanimous approval of the Board shall not be required for any sale of Membership Interests or Sale Transaction;
(2)    the dissolution and winding up of the Company, except after a Sale Transaction; and
(3)    making any voluntary petition in bankruptcy or reorganization, or instituting any other type of bankruptcy, reorganization or insolvency proceeding, with respect to the Company or any Subsidiary; consenting to the institution of involuntary bankruptcy, reorganization or insolvency proceedings with respect to the Company or any Subsidiary; causing the Company or any Subsidiary to admit in writing its inability to pay its debts generally as they become due; or causing the Company or any Subsidiary to make a general assignment for the benefit of its creditors.
Section 7.4    Day-to-Day Management; Asset Management.
(a) Day-to-Day Management of the Company. None of the HC-KBS Member, the Oaktree Member, the Company, any Subsidiary of the Company, nor any officer of the Company or any of its Subsidiaries, shall take (or permit or cause to be taken) any action requiring the unanimous approval of the Board under Section 7.3(b) or any action set forth on Schedule F, in each case without the prior approval of the Board. For as long as the agreement described in Section 7.4(b) remains in effect, the HC-KBS Member shall be responsible for the day-to-day business, operations and affairs of the Company in the ordinary course of its business, shall devote such time and render such

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services to the Company as shall be necessary to conduct such business, operations and affairs in an efficient manner, and shall have, in carrying out the day-to-day business, operations and affairs of the Company as aforesaid, the right to take or agree to take on behalf of the Company all actions other than those described in the immediately preceding sentence. For the avoidance of doubt, the HC-KBS Member shall not have any of the responsibilities or rights described in the immediately preceding sentence following the termination of the agreement described in Section 7.4(b).
(b) Asset Management. The Members hereby acknowledge that the Company has entered into that certain Asset Management Agreement, dated as of the Effective Date, by and between the Company and the HC-KBS Member, pursuant to which the HC-KBS Member (or any sub-asset manager engaged by the HC-KBS Member in accordance with such agreement) will perform the asset management services described therein for the Company, subject to and in accordance with the terms and conditions set forth therein, and that such agreement shall be deemed to have been approved by the Board for purposes of this ARTICLE VII.
ARTICLE VIII
TRANSFERS OF INTERESTS

Section 8.1    Restrictions on Transfers.
(a) The HC-KBS Member shall not cause, suffer or permit a Transfer of all or any part of its Membership Interest or any right, title or interest pertaining thereto (including the right to vote or consent on any matter or to receive distributions or advances from the Company), in each case without the prior written consent of the Oaktree Member; provided, that the HC-KBS Member shall have the right, subject to the provisions of Section 8.1(c), to Transfer its entire Membership Interest (which shall include its Profits Interest and all of its right, title and interest in and to any Additional Equity Loans theretofore made by it), without any consent of the Oaktree Member (except as required in clause (A) of the first sentence of Section 8.2(d), if applicable), (i) to any Permitted Transferee of the HC-KBS Member (it being acknowledged and agreed that any transaction or series of transactions which causes the Transferee to cease to be a Permitted Transferee of the HC-KBS Member shall, for purposes of this Agreement, constitute a Transfer requiring the prior written consent of the Oaktree Member), (ii) to Oaktree in accordance with Section 9.1 or (iii) to any Transferee pursuant to and in accordance with Section 8.2, Section 8.3 or Section 8.4. In addition, the HC-KBS Member shall not cause, suffer or permit, without the prior written consent of the Oaktree Member, any Upper Tier Transfer. Notwithstanding anything to the contrary contained in this Section 8.1(a) or elsewhere in this Agreement, subject to the provisions of Section 8.1(c), (1) any JV Member Transfer shall not be prohibited (and shall be expressly permitted) and (2) any Transfer (including any pledge) of equity or other interests (x) of the KBS JV Member in the HC-KBS Member or (y) in any of the direct or indirect owners of the KBS JV Member (including any KBS REIT), shall not be prohibited (and shall be expressly permitted) so long as a KBS REIT or KBS Entity continues (A) to Control the KBS JV Member and (B) to own, either directly or

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indirectly, at least 50% of the ownership interests in the KBS JV Member; provided, that the requirements described in clauses (A) and (B) of this sentence shall not be applicable, and shall not be required to be satisfied, to the extent that the failure to satisfy such requirements arises from a Transfer effectuated through a foreclosure or an assignment in lieu of foreclosure under a pledge of all of the direct or indirect interests of such KBS REIT or KBS Entity in the HC-KBS Member, so long as the transferee of any such interests through such foreclosure or assignment in lieu of foreclosure is a Qualified Transferee or a wholly-owned subsidiary of a Qualified Transferee. No transferee of any direct or indirect interests of a KBS REIT or KBS Entity in the HC-KBS Member through any such foreclosure or assignment in lieu of foreclosure shall have any management, approval, consent or voting rights in or with respect to the Company, and by accepting such pledge, assignment or conveyance such transferee irrevocably waives any and all such rights as are granted to such transferee in the organizational documents of the HC-KBS Member or any other entity, in any other document or instrument or under any applicable law. The HC-KBS Member shall not permit, and shall cause its organizational documents at all times to prohibit, the exercise of any such rights by any such transferee.
(b) Subject to the provisions of Section 8.1(c) and Section 8.3, the Oaktree Member shall have the right to Transfer all or any part of its Membership Interest to any Person without any consent of the HC-KBS Member.
(c) It shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this ARTICLE VIII (other than a Transfer of all of the Membership Interests in the Company) that:
(i)    the Transferor shall have provided to other Members not less than 10 Business Days’ prior written notice of such Transfer;
(ii)    the Transferee shall have duly executed and delivered the instruments described in clause (ii) of the first sentence of Section 3.2(a);
(iii)    the Transfer shall comply with all applicable Federal, state or foreign laws, including securities laws;
(iv)    the Transfer shall not subject the Company to the registration or reporting requirements of the United States Investment Company Act of 1940;
(v)    the Transfer shall not impose any liability or additional reporting obligations on the Company in any jurisdiction, whether domestic or foreign, or result in the Company or any such Member becoming subject to the jurisdiction of any court or governmental entity other than those to whose jurisdiction the Company or such Member is then subject;
(vi)    the Transfer shall satisfy at least one of the safe harbor provisions of Treasury Regulations

Section 1.7704-1, including Sections 1.7704-1(e), (f), (g), (h) and (j), relating to “publicly traded partnerships”;

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(vii)    the Transfer shall not cause a Dissolution Event or a termination of the Company pursuant to Section 708 of the Code which the Board determines to be material;
(viii)    the Transfer shall not cause all or any portion of the assets of the Company to constitute “plan assets” under the United States Employee Retirement Income Security Act of 1974 or the Code; and
(ix)    the Transferor shall have delivered an opinion of counsel, and officer’s certificates and representations and warranties from the Transferee and Transferor, in each case if requested by the Board (in its sole discretion) and in form and substance reasonably satisfactory to the Board, that such Transfer complies with the conditions set forth in clauses (ii) through (ix) of this Section 8.1(c) and with respect to such other matters as the Board may reasonably request.
(d)    Any purported Transfer by a Member which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Membership Interests in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio.
Section 8.2    Right of First Refusal.
(a) If at any time the HC-KBS Member desires to Transfer its entire Membership Interest (which shall include its Profits Interest and all of its right, title and interest in and to any Additional Equity Loans theretofore made by it) (the “ROFR Interest”) to any Person other than a Permitted Transferee (any such Person, a “Third Party Purchaser”) and shall have received a bona fide written offer to purchase the ROFR Interest, the HC-KBS Member shall deliver a written notice (the “ROFR Notice”) to the Oaktree Member, which notice shall (i) specify in reasonable detail the identity of the Third Party Purchaser (and, if such Third Party Purchaser is a corporation, partnership, limited liability company or other legal entity, the ultimate equity owners thereof), the price at which the Third-Party Purchaser has offered to purchase the ROFR Interest, which price (the “ROFR Price”) must be payable in cash, and any other material terms and conditions of the proposed Transfer (the “ROFR Terms”), (ii) include a copy of the written offer and (iii) offer to sell the ROFR Interest to the Oaktree Member at the ROFR Price and on the ROFR Terms.
(b) For a period of 30 days after the ROFR Notice has been delivered to the Oaktree Member (the “ROFR Option Period”), the Oaktree Member shall have the right, by giving a written notice (an “Exercise Notice”) to the HC-KBS Member prior to the expiration of the ROFR Option Period, to elect to purchase the ROFR Interest for the ROFR Price on the ROFR Terms.
(c) If the Oaktree Member delivers an Exercise Notice in accordance with Section 8.2(b), then the HC-KBS Member shall proceed with the sale of the ROFR Interest to the Oaktree Member. The closing of such sale shall be held within 30 days

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(or such longer period as may be necessary to satisfy any applicable law) after the HC-KBS Member receives such Exercise Notice, or at such other time as the Oaktree Member and the HC-KBS Member shall agree. At such closing, (i) the HC-KBS Member shall deliver written instruments of transfer in form and substance reasonably satisfactory to the Oaktree Member, duly executed by the HC-KBS Member, together with any certificates theretofore issued to evidence the ROFR Interest, and all requisite transfer taxes, if any, and such ROFR Interest shall be free and clear of any and all Liens and the HC-KBS Member shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such ROFR Interest, and (ii) the Oaktree Member shall pay the ROFR Price to the HC-KBS Member.
(d)    If the Oaktree Member (i) fails to deliver an Exercise Notice in accordance with Section 8.2(b) or (ii) fails, after delivering an Exercise Notice, to purchase the ROFR Interest in accordance with Section 8.2(c), the HC-KBS Member shall have the right to sell the ROFR Interest to the Third Party Purchaser at a price not less than 95% of the ROFR Price and on terms and conditions that, taken as a whole, are no more favorable to the Third Party Purchaser than the ROFR Terms in any material respect; provided, that (A) the Third Party Purchaser shall be subject to the prior written approval of the Oaktree Member, which approval shall not be unreasonably withheld or delayed (it being acknowledged and agreed that the Oaktree

Member may condition such approval on, among other things, the Third Party Purchaser executing an amendment to this Agreement providing for such modifications to the definition of “Qualified HC-KBS Entity” in Section 1.1(a) as may be reasonably requested by the Oaktree Member to reflect the ownership of the Third Party Purchaser), and (B) such sale must be consummated within 180 days after (x) in the case of clause (i) above, the expiration of the ROFR Option Period and (y) in the case of clause (ii) above, the date on which the Oaktree Member was required but failed to purchase the ROFR Interest. If such sale is not consummated within such 180-day period, the HC-KBS Member shall not be permitted to sell its Membership Interest in accordance with this Section 8.2 without once again complying with the provisions of this Section 8.2.
Section 8.3    Tag-Along Right.
(a) If at any time the Oaktree Member shall propose to Transfer all, but not less than all, of its Membership Interest in one or a series of related transactions (a “Tag-Along Sale”) to any Person other than a Permitted Transferee (such Person, the “Proposed Purchaser”), the HC-KBS Member shall have the right (“Tag-Along Right”) to participate in such Tag-Along Sale by Transferring its entire Membership Interest (which shall include its Profits Interest and all of its right, title and interest in and to any Additional Equity Loans theretofore made by it) to the Proposed Purchaser as hereinafter provided.
(b) The Oaktree Member shall give the HC-KBS Member written notice of any proposed Tag-Along Sale (a “Tag-Along Notice”) at least 25 days prior to the proposed closing date of such Tag-Along Sale (the “Tag-Along Closing Date”). Any Tag-Along Notice shall state (i) the identity of the Proposed Purchaser, (ii) that the Proposed Purchaser has been informed of the Tag-Along Right and has agreed to purchase the HC-KBS Member’s Membership Interest if such Tag-Along Right is

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exercised, (iii) the price for which the Proposed Purchaser has agreed to purchase all of the Membership Interests in the Company (the “Tag-Along Price”), (iv) the other material terms and conditions pursuant to which the Oaktree Member proposes to Transfer its Membership Interest (the “Tag-Along Terms”), (v) the terms of the Proposed Purchaser’s financing, if any, and (vi) the Tag-Along Closing Date.
(c) The HC-KBS Member may exercise its Tag-Along Right by delivering notice thereof (the “Tag-Along Exercise Notice”) to the Oaktree Member within 25 days after the date of receipt of the Tag-Along Notice. The right of the HC-KBS Member with respect to the Tag-Along Sale shall terminate if not exercised within such 25-day period.
(d) If the HC-KBS Member delivers a Tag-Along Exercise Notice in accordance with Section 8.3(c), the HC-KBS Member shall be obligated to take all actions necessary to cause its Membership Interest to be Transferred to the Proposed Purchaser on terms and conditions that, taken as a whole, are no more favorable to the Proposed Purchaser than the Tag-Along Terms in any material respect. Without limiting the generality of the foregoing, in connection with such Tag-Along Sale, the HC-KBS Member shall execute and deliver such agreements as may be reasonably requested by the Oaktree Member (which shall be in all material respects on the same terms as those executed by the Oaktree Member and may include agreements that (i) contain customary representations, warranties, covenants and other agreements with respect to, among other things, the HC-KBS Member’s unencumbered title to its Membership Interest and its power, authority and legal right to Transfer such Membership Interest and (ii) so long as the agreements executed by the Oaktree Member also so provide, provide for contingent or deferred payment of a portion of the aggregate purchase price and the establishment of an escrow account or other form of holdback in connection therewith). At the closing of the proposed Tag-Along Sale (the date, time and location of which shall be confirmed by the Oaktree Member and provided to the HC-KBS Member in writing at least five days prior thereto), the HC-KBS Member shall deliver written instruments in form and substance satisfactory to the Proposed Purchaser, duly executed by the HC-KBS Member, conveying its entire Membership Interest free and clear of any and all Liens, together with any certificates theretofore issued to evidence such Membership Interest, and take such other actions as may be reasonably requested by the Oaktree Member in connection with such Tag-Along Sale. The Tag-Along Price, after payment of all of the reasonable out-of-pocket fees and expenses incurred by the Oaktree Member and the HC-KBS Member in connection with the Tag-Along Sale, shall be allocated between the Oaktree Member and the HC-KBS Member in the same manner as distributions would be made to them pursuant to Section 5.2 if the Company were dissolved, its affairs wound up, its assets sold for an amount equal to the Tag-Along Price (increased by any liabilities of the Company), all Company liabilities were then satisfied, and the net assets of the Company were distributed to the Members in accordance with Section 5.2.
(e) In the event that the Oaktree Member delivers a Tag-Along Notice in accordance with Section 8.3(b) and the HC-KBS Member fails to deliver a Tag-Along Exercise Notice in accordance with Section 8.3(c), the Oaktree Member shall have the

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right to Transfer its Membership Interest to the Proposed Purchaser at a price which does not exceed the amount of the distributions that would be made to the Oaktree Member pursuant to Section 5.2 if the Company were dissolved, its affairs wound up, its assets sold for the Tag-Along Price (increased by any liabilities of the Company), all Company liabilities were then satisfied, and the net assets of the Company were distributed to the Members in accordance with Section 5.2, and otherwise on other terms and conditions that, taken as a whole, are no less favorable to the Proposed Purchaser than the Tag-Along Terms in any material respect, so long as such Transfer takes place within 180 days after the date on which the Tag-Along Notice is delivered. In the event that such Transfer shall not have taken place within such 180-day period, the Oaktree Member shall not be permitted to Transfer its Membership Interest in accordance with this Section 8.3 without once again complying with the provisions of this Section 8.3.
Section 8.4    Drag-Along Right.
(a) If at any time the Oaktree Member shall propose to Transfer all, but not less than all, of its Membership Interest in one or a series of related transactions (a “Drag-Along Sale”) to any Person other than a Permitted Transferee (such Person, the “Drag-Along Purchaser”), the Oaktree Member shall have the right (the “Drag-Along Right”) to require the HC-KBS Member to participate in such Drag-Along Sale by Transferring its entire Membership Interest (which, for purposes of this Section 8.4, shall include its Profits Interest and all of its right, title and interest in and to any Additional Equity Loans theretofore made by it) as hereinafter provided.
(b) The Oaktree Member may exercise the Drag-Along Right in connection with a Drag-Along Sale by delivering notice thereof (a “Drag-Along Notice”) to the HC-KBS Member not less than 30 days prior to the proposed closing date of such Drag-Along Sale (the “Drag-Along Closing Date”). Any Drag-Along Notice shall state (i) the identity of the Drag-Along Purchaser, (ii) that the Drag-Along Purchaser has agreed to purchase all of the Membership Interests in the Company, (iii) the aggregate purchase price proposed to be paid by the Drag-Along Purchaser (the “Drag-Along Price”), (iv) the other material terms and conditions of the Drag-Along Sale (the “Drag-Along Terms”), (v) the terms of the Drag-Along Purchaser’s financing, if any, and (vi) the proposed Drag-Along Closing Date.
(c) If the Oaktree Member delivers a Drag-Along Notice in accordance with Section 8.4(b), the HC-KBS Member shall take all actions necessary to cause its Membership Interest to be Transferred to the Drag-Along Purchaser in connection with the Drag-Along Sale. Without limiting the generality of the foregoing, in connection with such Drag-Along Sale, the HC-KBS Member shall execute and deliver such agreements as may be reasonably requested by the Oaktree Member (which shall be in all material respects on the same terms as those executed by the Oaktree Member and may include agreements that (i) contain customary representations, warranties, covenants and other agreements with respect to, among other things, the HC-KBS Member’s unencumbered title to its Membership Interest and its power, authority and legal right to Transfer such Membership Interest and (ii) so long as the agreements executed by the Oaktree Member also so provide, provide

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for contingent or deferred payment of a portion of the aggregate purchase price and the establishment of an escrow account or other form of holdback in connection therewith). At the closing of the proposed Drag-Along Sale (the date, time and location of which shall be confirmed by the Oaktree Member and provided to the HC-KBS Member in writing at least five days prior thereto), the HC-KBS Member shall deliver written instruments of transfer in form and substance satisfactory to the Drag-Along Purchaser, duly executed by the HC-KBS Member, conveying its entire Membership Interest free and clear of any and all Liens, together with any certificates theretofore issued to evidence such Membership Interest, and take such other actions as may be reasonably requested by the Oaktree Member in connection with such Drag-Along Sale. The Drag-Along Price, after payment of all of the reasonable out-of-pocket fees and expenses incurred by the Oaktree Member and the HC-KBS Member in connection with the Drag-Along Sale, shall be allocated between the Oaktree Member and the HC-KBS Member in the same manner as distributions would be made to them pursuant to Section 5.2 if the Company were dissolved, its affairs wound up, its assets sold for an amount equal to the Drag-Along Price (increased by any liabilities of the Company), all Company liabilities were then satisfied, and the net assets of the Company were distributed to the Members in accordance with Section 5.2.
Section 8.5    Effect of Repurchase; Transfers and Replacement Certificates. When any Membership Interests are Transferred in accordance with this Agreement, (a) the Company shall cause such Transfer to be registered on the books of the

Company and (b) if any certificate issued by the Company and representing such Membership Interests are surrendered in connection with such Transfer, the Company shall cancel such certificate and issue a replacement certificate in the name of the Transferee upon its admission as a Substitute Member in accordance with Section 3.2. If a mutilated certificate evidencing any Membership Interest is surrendered to the Company, or a Member claims that any certificate evidencing its Membership Interests has been lost, destroyed or wrongfully taken, the Company shall issue a replacement certificate upon satisfaction of the requirements of Section 8-405 of the Uniform Commercial Code (whether or not such requirements are applicable under law) and there is delivered to the Company such indemnity as may be reasonably required by the Board to hold the Company harmless in connection therewith.
ARTICLE IX
UNWINDING
Section 9.1    Unwinding. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the conveyance of the NIP Properties (and the Property relating or ancillary thereto) from the Borrowers to Subsidiaries of the Company is voided, avoided or set aside for any reason whatsoever, then the Promote Member shall not be entitled to receive any further distributions from the Company.

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ARTICLE X
LIMITATION ON LIABILITY; EXCULPATION
AND INDEMNIFICATION; REPRESENTATIONS AND WARRANTIES
Section 10.1    Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided that the foregoing shall not alter a Member’s obligation to return funds wrongfully distributed to it.
Section 10.2    Exculpation and Indemnification.
(a) No Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.
(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.
(c) (i) The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable fees and expenses of counsel), judgments, fines, settlements and other amounts (collectively, “Damages”) arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or to which such Covered Person may become subject, in connection with any matter arising out of or in connection with the Company’s business or affairs, or the Transaction Documents, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount is as a result of a Covered Person not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company. If any Covered Person becomes involved in or subject to, in any capacity, any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or the Transaction Documents, other than by reason of any act or omission by such Covered Person that was not in good faith on behalf of the Company or constituted a willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or

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investigation. If for any reason (other than the bad faith of a Covered Person or the willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the Damages paid or payable by such Covered Person in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.
(ii)    The obligations of the Company under this Section 10.2(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.
Section 10.3 Representations and Warranties.
(a)    Representations and Warranties of HC-KBS. HC-KBS hereby represents and warrants to Oaktree as of the Effective Date as follows:
(i)    It is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to execute, deliver and perform its obligations under this Agreement and the agreements and instruments to be executed by it in connection herewith.
(ii)    The execution and delivery of this Agreement and the agreements and instruments to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by it, and this Agreement and such agreements and instruments constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally. All Persons who have executed and delivered this Agreement and who will execute and deliver the agreements and instruments to be executed in connection herewith on its behalf have been duly authorized to do so by all necessary action on its behalf. Neither the execution and delivery of this Agreement or any of the agreements or instruments to be executed by it in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will violate (x) any provision of the certificate of formation, operating agreement or other organizational documents or governing instruments of any HC-KBS Party, (y) any law, regulation, judgment, order, ruling, injunction, decree or award of any court, administrative agency or governmental body to which an HC-KBS Party or any of its assets is subject or by which it is bound, or (z) any agreement or instrument to which an HC-KBS Party or any of its assets is subject or by which it is bound.
(iii)    There are no actions, suits or proceedings pending or, to HC-KBS’s knowledge, threatened before or by any court or administrative agency against any HC-KBS Party which (x) challenge the validity of

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this Agreement or any agreement or instrument to be executed in connection herewith, (y) seek to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or any agreement or instrument to be executed in connection herewith, or the consummation of the transactions contemplated hereby or thereby, or (z) are likely in any case or in the aggregate to have an adverse effect on the consummation of the transactions contemplated hereby or thereby. Nor are there any actions, suits or proceedings pending or, to HC-KBS’s knowledge, threatened before or by any court or administrative agency against any of the Borrowers or NIP Properties other than those actions, suits and proceedings described on Schedule G.
(iv)    The individuals and entities listed above HC-KBS on the structure chart attached as Schedule H are accurately described and constitute all of the individuals and entities holding the direct and indirect interests in HC-KBS up to the level of ownership listed thereon as of the Effective Date, and the footnotes thereon are true and correct in as of the Effective Date.
(v)    No Borrower has made any dividend or distribution, and no Borrower has effected any redemption, retirement, purchase or other acquisition of any interest in such Borrower for consideration, in each case from and after August 3, 2010, other than (1) distributions by one or more Borrowers in the aggregate amount of $628,170.98 that were used to pay expenses, fees and other amounts described in any of clauses (x) and (y) of the first sentence of Section 1(f)(ii) of the Omnibus Amendment (as defined in the definition of the term “Loans” in Section 1.1(a)), (2) other distributions by Borrowers in the aggregate amount of $11,010,000.00 and (3) distributions used to pay amounts owed to any of the lenders under the loan documents relating to any of the Loans.

(vi)    To HC-KBS’s knowledge, HC-KBS has delivered to Oaktree or made available to Oaktree on https://hackmancapital.sharefile.com (x) all written “Phase I”, “Phase II” and any other reports relating to investigations of environmental conditions affecting any of the NIP Properties that have been prepared by third parties for, or delivered by third parties to, HC-KBS, Hackman Capital Partners, LLC, Calare Properties, Inc., a KBS REIT or any of their respective Affiliates in connection with NIP’s acquisition of the NIP Properties or in connection with NIP’s ownership of the NIP Properties, (y) the most recent rent rolls and audited financial statements relating to the NIP Properties and (z) all written notices from governmental authorities received by HC-KBS, Hackman Capital Partners, LLC, Calare Properties, Inc., a KBS REIT or any of their respective Affiliates that any of the NIP Properties is not in compliance with applicable law, which non-compliance has not been remedied. The foregoing representation shall not be deemed to constitute a, and HC-KBS hereby disclaims making any, representation or warranty as to the accuracy of any information set forth in any of the items described in clauses (x), (y) and (z) above.
As used in this Section 10.3(a), the term “HC-KBS’s knowledge” means the actual, current knowledge of any of Michael Hackman, William Manley, Hong Ho and Keith Hall, without any duty of investigation or inquiry.

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(b) Representations and Warranties of Oaktree. Oaktree hereby represents and warrants to HC-KBS as of the Effective Date as follows:
(i)    It is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to execute, deliver and perform its obligations under this Agreement and the agreements and instruments to be executed by it in connection herewith.
(ii)    The execution and delivery of this Agreement and the agreements and instruments to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by it, and this Agreement and such agreements and instruments constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally. All Persons who have executed and delivered this Agreement and who will execute and deliver the agreements and instruments to be executed in connection herewith on its behalf have been duly authorized to do so by all necessary action on its behalf. Neither the execution and delivery of this Agreement or any of the agreements or instruments to be executed by it in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will violate (x) any provision of the certificate of formation, operating agreement or other organizational documents or governing instruments of any Oaktree Party, (y) any law, regulation, judgment, order, ruling, injunction, decree or award of any court, administrative agency or governmental body to which an Oaktree Party or any of its assets is subject or by which it is bound, or (z) any agreement or instrument to which an Oaktree Party or any of its assets is subject or by which it is bound.
(iii)    There are no actions, suits or proceedings pending or, to its knowledge, threatened before or by any court or administrative agency against any Oaktree Party which (x) challenge the validity of this Agreement or any agreement or instrument to be executed in connection herewith, (y) seek to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or any agreement or instrument to be executed in connection herewith, or the consummation of the transactions contemplated hereby or thereby, or (z) are likely in any case or in the aggregate to have an adverse effect on the consummation of the transactions contemplated hereby or thereby.
(iv)    The entities listed above Oaktree on the structure chart attached as Schedule H are accurately described and constitute all of the entities holding the direct and indirect interests in Oaktree up to the level of ownership set forth thereon as of the Effective Date.
(v)    The Company owns the Loans free and clear of all liens and encumbrances, subject to the terms and conditions of the Transaction Documents.

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(vi)    The Company has not heretofore engaged in any business other than activities relating to the Loans and the NIP Properties (including the acquisition, ownership and administration of the Loans, the acquisition, ownership and operation of the NIP Properties and the transactions contemplated in this Agreement) and activities ancillary thereto.

(vii)    The Company has no liabilities other than those contemplated by the Transaction Documents or assumed by the Oaktree Member.
(c)    Breach of Representation or Warranty. In the event of a breach by HC-KBS or Oaktree of any representation or warranty made by it in this Section 10.3, until such time as the other Member shall have received (by payment or offset, including any payments or setoffs pursuant to this Section 10.3(c)) an aggregate amount equal to the sum of all damages payable to it on account of such breach, (i) any dividend, distribution or other amount that would otherwise be payable to the Member in breach by the Company under this Agreement shall instead be paid to such other Member (but shall be deemed to have been paid to the Member in breach for all purposes under this Agreement) and (ii) such other Member shall have the right to set off the amount of any such damages against any amounts payable by it to the Member in breach under this Agreement (and the amount of such setoff shall be deemed to have been paid to the Member in breach for all purposes under this Agreement). Notwithstanding anything to the contrary in this Agreement, no Member shall be entitled to receive, or make a claim for, any damages (whether pursuant to the immediately preceding sentence or otherwise) on account of any breach of a representation or warranty set forth in any of clauses (a)(vi), (b)(v), (b)(vi) and (b)(vii), and the second sentence of clause (a)(iii), of this Section 10.3 (x) unless and until the damages claimed by such Member exceed $1,000,000 in the aggregate, (y) to the extent that the damages claimed by such Member in respect of such breach exceed $4,000,000, or (z) at any time after the one-year anniversary of this Agreement unless such Member shall have given the other Member notice of such breach on or before the one-year anniversary of this Agreement.
ARTICLE XI
DISSOLUTION AND TERMINATION
Section 11.1    Dissolution.
(a) The Company shall not be dissolved by the admission of Additional Members or Substitute Members pursuant to Section 3.2.
(b) No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Membership Interests pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions under applicable law,

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including any right to petition a court for judicial dissolution under Section 18-802 of the Act.
(c) The Company shall be dissolved and its business wound up upon the earliest to occur of any one of the following events (each a “Dissolution Event”):
(i)    The expiration of 45 days after the sale or other disposition of all or substantially all the assets of the Company;
(ii)    upon the approval of the Board; or
(iii)    the entry of a decree of judicial dissolution under Section 18-802 of the Act, in contravention of this Agreement.
(d) The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause a dissolution of the Company.
Section 11.2    Winding Up of the Company.
(a) The Board shall promptly notify the Members of any Dissolution Event. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Board shall either act as a liquidating agent or appoint a liquidating trustee (the Board or trustee, as applicable, the “Liquidator”) to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the Liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Act and in any reasonable manner that the Liquidator shall determine to be in the best interest of the Members.
(b) The proceeds of the liquidation of the Company shall be distributed in the following order and priority (the “Final Distribution”):
(i)    first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the Board, reasonably necessary therefor); and
(ii)    second, to the Members in accordance with Section 5.2.
Immediately prior to the Final Distribution, the Capital Account balances of the Members shall be adjusted, taking into account all contributions, distributions (other than the Final Distribution), and allocable items (including any allocable items of gross income, gain, loss, and expense includible in the definition of Net Income and Net Loss) for the Fiscal Year (or other period) of the Final Distribution to the fullest extent permitted by Section 704(b) of the Code such that the Capital Account of each Member prior to the Final

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Distribution equals (to the fullest extent possible) the distribution to be received by such Member pursuant to the Final Distribution.
Section 11.3    Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in-kind, subject to the priority set forth in Section 11.2, the Liquidator shall have the right to compel each Member to accept a distribution of any Property in-kind, with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the Fair Market Value of such Property, as determined by the Liquidator in good faith.
Section 11.4    Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this ARTICLE XI, and the certificate of formation of the Company shall have been cancelled in the manner required by the Act.
Section 11.5    Survival. Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.
ARTICLE XII
MISCELLANEOUS
Section 12.1    Expenses. The Company shall pay or reimburse the Members for the reasonable out-of-pocket expenses incurred by them in connection with the negotiation, preparation and execution of the Transaction Documents and the formation of the Company, including all reasonable fees and expenses of agents, representatives, counsel and accountants.
Section 12.2    Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Board, may be necessary or advisable to carry out the intent and purposes of this Agreement.
Section 12.3    Notices. Except as otherwise expressly provided in this Agreement, all notices, requests and other communications (each, a “Notice”) to any Member, the Company, the Board or any Representative shall be in writing (including electronic mail) and shall be given (i) if the recipient is a Member, to such Member at the address specified for such Member on Schedule A or as such Member shall hereafter specify for this purpose by Notice to the other Members, (ii) if the recipient is a Representative, to such Representative at the address to which any Notice to the Member which appointed such Representative would be sent hereunder, and (iii) if the recipient is

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the Company or the Board, to the Company or the Board, as the case may be, at the addresses to which any Notice to both of the Members would be sent hereunder. Each Notice shall be effective (a) if given by electronic mail, at the time such electronic mail is transmitted and the appropriate confirmation is received (or, if such time is not during business hours on a Business Day, at the beginning of the next such Business Day), (b) if given by registered or certified mail, three Business Days (or, if to an address outside the United States, seven days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (c) if given by personal delivery or any reputable courier service any other means, when delivered at the address specified pursuant to this Section 12.3.
Section 12.4    No Third Party Beneficiaries. Except as expressly set forth in Section 7.2(i) and ARTICLE X, this Agreement is not intended to confer any rights or remedies upon, and shall not be enforceable by, any Person other than the parties hereto, their respective successors and permitted assigns, and the Company.
Section 12.5    Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any Member by notice given in accordance with Section 12.3 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Member. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.
Section 12.6    Consent to Jurisdiction. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURT. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE

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AFOREMENTIONED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING.
Section 12.7    Integration. This Agreement, together with the other Transaction Documents, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings of such parties in connection herewith and therewith, and no covenant, representation or condition not expressed in the Transaction Documents shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.
Section 12.8    Rules of Construction. The parties to this Agreement have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 12.9    Membership Interests Legend. The certificates representing Membership Interests, if any, will bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO NUMEROUS CONDITIONS AND RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFER, AS SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF DECEMBER 23, 2011 (AS AMENDED, SUPPLEMENTED OR

OTHERWISE MODIFIED FROM TIME TO TIME, THE “LLC AGREEMENT”) OF NIP JV, LLC (THE “COMPANY”). A COPY OF SUCH LLC AGREEMENT AS IN EFFECT FROM TIME TO TIME SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”
Section 12.10    Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

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Section 12.11    Sale Transaction. In the event of a Sale Transaction, all rights and obligations of the Members under the terms and conditions of this Agreement shall terminate without any further liability or obligation to the Company, the other Members or otherwise, except for the rights and obligations set forth in or provided for under ARTICLE X, ARTICLE XI and ARTICLE XII hereof; provided, that no Member shall be relieved of liability for any Damages incurred or suffered by the other parties as a result of any breach or failure of such Member to perform its covenants, obligations or agreements contained in this Agreement prior to such termination.
Section 12.12    Confidentiality.
(a) Each Member agrees that Confidential Information is provided for such Member’s own confidential use only and that none of its existence, nature or content will be disclosed by such Member to any Person other than its Affiliates, officers, directors, managers, employees, auditors, attorneys and other advisers, and then only on a strictly “need to know” basis in connection only with the transactions contemplated hereby. Each Member agrees, on its own behalf and on behalf of those that receive Confidential Information from such Member, (i) to hold such Confidential Information in the strictest confidence, (ii) not to disclose such Confidential Information to any Person (including its Affiliates, officers, directors, managers, employees, auditors, attorneys and other advisers) except on a confidential basis, and (iii) to advise permitted recipients of the confidential nature of such information and of the obligation to maintain such confidentiality in accordance with the terms of this Section 12.12. Notwithstanding anything else herein to the contrary, each Member shall be responsible for any breach of this Section 12.12 by any of its current or former Affiliates, officers, directors, managers, employees, auditors, attorneys and other advisers or other Person that receives Confidential Information from such Member.
(b) Notwithstanding the foregoing, each Member may disclose Confidential Information: (i) as such Member is required to disclose by law, rule or regulation or pursuant to legal process; provided, however, that such Member shall use all reasonable efforts to notify the Board and the other Members promptly so that the Board and such other Members are afforded a full and fair opportunity to seek a protective order or other appropriate remedy, or appeal from any denial thereof and in the event that no such protective order or other remedy is obtained, the disclosing Member will furnish only that portion of the Confidential Information which it is advised by outside counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information; (ii) that is already in the public domain (other than as a result of a disclosure by such Member); (iii) to such Member’s actual and prospective direct and indirect limited partners, members, investors and lenders and their respective Affiliates, officers, directors, managers, employees and (only on a strictly “need to know” basis in connection only with the transactions contemplated hereby) auditors, attorneys and other advisers; (iv) as part of such Member’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Member’s or its Affiliates’ normal fund raising, marketing, informational or reporting activities; (v) to a prospective purchaser of direct and indirect

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equity interests in such Member or the Membership Interests held by such Member (provided, that (x) such Person will be informed by the disclosing Member of the confidential nature of the Confidential Information and shall agree in writing to keep such Confidential Information confidential and (y) the disclosing Member will be liable for any breaches of this Section 12.12 by such Person) and (vi) so long as such disclosure is made by or on behalf of the KBS REIT Entity, if any, (x) on a confidential basis to any due diligence representatives and/or consultants that are engaged by, work for, or are acting on behalf of, any securities dealers and/or broker dealers evaluating such KBS REIT Entity, to the extent that it is commercially reasonable to make such disclosure, (y) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) required to be made by such KBS REIT Entity (which filing may include such information as such KBS REIT Entity may reasonably deem it prudent to include) and (iii) on a confidential basis to any broker/dealers in the broker/dealer network of such KBS REIT Entity or any of its investors, to the extent that it is commercially reasonable to make such disclosure.
Section 12.13    Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid. It is the desire and intent of the parties hereto that the covenants set forth in Section 12.12 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought and if any such covenant shall be adjudicated finally to be invalid or unenforceable, such covenant shall be deemed amended to the extent necessary in order that such provision be valid and enforceable, the remainder of such covenant shall not thereby be affected and shall be given full effect without regard to invalid portions and such amendment shall apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.
Section 12.14    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.
Section 12.15    Amendment. Subject to Section 7.3(b)(i), the Board shall have the right to amend, modify, supplement or restate any provision of this Agreement.
Section 12.16    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Liability Company Agreement to be duly executed as of the day and year first written above.

MEMBERS:

HC KBS NIP JV, LLC,
a Delaware limited liability company

By:		HC NIP JV, LLC,
a Delaware limited liability company, Manager
	By:	/s/ Michael D. Hackman
Michael D. Hackman Authorized Signatory

Signature Page to Limited Liability Company Agreement of NIP JV, LLC

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OCM NIP JV HOLDINGS, L.P.

By:	OCM FIE, LLC

Its:	General Partner

By:	/s/ Scott L. Graves
Name: Scott L. Graves
Title: Authorized Signatory

By:	/s/ Derek Smith
Name: Derek Smith
Title: Authorized Signatory

Signature Page to Limited Liability Company Agreement of NIP JV, LLC

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SCHEDULE A
MEMBERS AND CAPITAL CONTRIBUTIONS

Name	Address	Initial Capital Contribution	Total Capital Contributions to Date
OCM NIP JV HOLDINGS, L.P.	333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: Brian Laibow E-mail: blaibow@oaktreecapital.com with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: Mitchell L. Berg, Esq. and Kenneth M. Schneider, Esq. E-mail: mberg@paulweiss.com and kschneider@paulweiss.com	$265,785,000	$265,785,000
HC KBS NIP JV, LLC	c/o Hackman Capital Partners, LLC 11111 Santa Monica Blvd. Suite 750 Los Angeles, CA 90025 Attention: Chief Financial Officer and Chief Operating Officer E-mail: spoland@hackmancapital.com and bberke@hackmancapital.com with a copy to: c/o KBS Capital Advisors 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Mr. David Snyder, Mr. Brian Ragsdale and Jim Chiboucas, Esq. E-mail: dsnyder@kbs-ca.com, bragsdale@kbsrealty.com and jchiboucas@kbsrealty.com and to: Orrick, Herrington & Sutcliffe LLP	$—	$—

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777 South Figueroa Street, Suite 3200
Los Angeles, CA 90017
Attention: Dennis Martin, Esq.
E-mail: dmartin@orrick.com

and to:

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: Bruce Fischer, Esq.
E-mail: fischerb@gtlaw.com

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SCHEDULE B
NIP PROPERTIES

ADDRESS	PROPERTY NAME
9410 Heinz Way, Commerce City, CO	Commerce City
170 Highland Park Drive, Bloomfield, CT	Bloomfield
85 & 90 Moosup Pond Road, Plainfield (a/k/a Wauregren), CT1	Plainfield
All of the following: 555 Taylor Road, Enfield, CT 561 Taylor Road, Enfield, CT 99 Print Shop Road, Enfield, CT 100 Print Shop Road, Enfield, CT 300 Shaker Road, Enfield, CT	Enfield Business Park Enfield - Office Enfield - Dav Care Enfield - R&D Enfield - Manufacturing Enfield - Distribution
15 & 31 Independence Drive, Devens, MA2	Devens (15) Devens (31)
50 Independence Drive, Devens, MA	Devens (50)
1040 Sheridan Street, Chicopee, MA	Chicopee (1040)
1045 Sheridan Street, Chicopee, MA	Chicopee (1045)
151 Suffolk Lane, Gardner, MA	Gardner
1111 Southampton Road, Westfield, MA	Westfield
100 & 111 Adams Road, Clinton, MA	Clinton (100) Clinton (111)
100 Simplex Drive, Westminster, MA	Westminster
495 & 515 Woburn Street, Tewksbury, MA	Tewksbury (495) Tewksbury (515)
480 Sprague Street, Dedham, MA	Dedham
625 University Avenue, Norwood, MA	Norwood
57 & 59 Daniel Webster Highway, Merrimack, NH	Merrimack (57) Merrimack (59)
133 (a/k/a 101) Jackson Avenue, Ellicott (a/k/a Jamestown), NY	Ellicott
1200 State Fair Boulevard, Geddes (Syracuse), NY	Geddes
3407 Walters Road, Van Buren (Syracuse), NY	Van Buren
851 Beaver Drive, Dubois, PA	DuBois (Freezer)
891 Beaver Drive (a/k/a Shaffer Road & Route 255), Dubois, PA	DuBois (Dry Warehouse)

1 90 Moosup Pond Road is vacant land.
2 31 Independence Drive is vacant land.

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9700 W. Gulf Bank Road, Houston, TX	Houston
1000 E. I-20 (a/k/a 1020 E. Overland Trail), Abilene, TX	Abilene
2200 S. Business Route 45, Corsicana, TX	Corsicana

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SCHEDULE C
BOARD REPRESENTATIVES
Oaktree Representatives

John Brady
Brian Laibow
Derek Smith
HC-KBS Representatives
Michael Hackman
Keith Hall

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SCHEDULE D
REIT PROHIBITED TRANSACTIONS
A “REIT Prohibited Transaction” shall mean the taking of any of the following actions by the Company or any Member, in each case (other than with respect to a transaction described in clause (viii)(y) below) except to the extent that, assuming the Company were taxable for federal income tax purposes as a real estate investment trust (a “REIT”), such action would not reasonably be expected to cause the Company to (a) fail to qualify as a REIT, (b) fail to satisfy either of the “income tests” set forth in Sections 856(c)(2) and 856(c)(3) of the Code and the Treasury Regulations promulgated thereunder or (c) fail to satisfy any of the asset tests set forth in Section 856(c)(4) of the Code and the Treasury Regulations promulgated thereunder:
(i)        Entering into any lease or permitting any sublease that provides for rent based in whole or in part on the income or profits of any Person, excluding for this purpose a lease that provides for rent (x) based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any Person without reduction for any sublessor costs or (y) that otherwise qualifies as “rents from real property” pursuant to Treasury Regulations Section 1.856-4(b)(3);
(ii)        Leasing personal property, excluding for this purpose a lease of personal property (x) that is entered into in connection with a lease of real property where the rent attributable to the personal property is less than 15% of the total rent provided for under the lease, determined as set forth in Section 856(d)(1) of the Code or (y) where the rent attributable to the personal property (taken together with any other income for the relevant taxable year that would not satisfy the “95% income test” set forth in Section 856(c)(2) of the Code) would not exceed 5% of the Company’s gross income for any taxable year;
(iii)        Acquiring or holding debt unless (x) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any Person, and (y) to the extent the value of such debt (taken together with the value of any other assets of the Company for the relevant testing period that would not satisfy the “75% asset test” set forth in Section 856(c)(4)(A) of the Code) would exceed 25% of the value of all the Company’s assets for such period, the debt is fully secured by mortgages on real property or on interests in real property (or the debt satisfies the safe harbor of Revenue Procedure 2003-65);
(iv)        Acquiring or holding more than 10% of the outstanding voting Securities of any one issuer (taking into account the safe harbors set forth in Section 856(m) of the Code and, in particular, the look-through rule for partnership Securities) other than a corporation that has properly elected to be a “taxable REIT subsidiary” of a KBS REIT Entity;

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(v)        Acquiring or holding more than 10% of the total value of the outstanding Securities (debt or equity) of any one issuer (taking into account the safe harbors set forth in Section 856(m) of the Code and, in particular, the look-through rule for partnership Securities);
(vi)        Making an election or taking any action that would cause the Company to be treated as (x) an entity that is not classified as a partnership for federal income tax purposes or (y) a publicly traded partnership as defined in Section 7704 of the Code;
(vii)        Entering into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of the individual properties that are owned, directly or indirectly, by the Company other than (x) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the applicable individual properties are located where such services are either provided by

(A) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company does not, directly or indirectly, derive revenue or (B) a taxable REIT subsidiary of a KBS REIT Entity (as defined in Section 856(l) of the Code) which is adequately compensated for such services or (y) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the Company’s tenants);
(viii)        Entering into any agreement where a material amount of income or gain, as applicable, received or accrued by the Company under such agreement, directly or indirectly, and allocated (directly or indirectly) to a KBS REIT Entity under Treasury Regulations Section 1.856-3 or otherwise (x) does not qualify as (A) “rents from real property” within the meaning of Section 856 of the Code, (B) “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856 of the Code, or (C) gain from the sale or other disposition of real property or interests in, or mortgages on, real property (excluding income described in clause (y) below) or, regardless of Treasury Regulations Section 1.856-3, (y) constitutes income from a sale of “inventory” or “stock in trade” of the Company within the meaning of Section 1221(a)(1) of the Code (other than any such sales properly described in Section 857(b)(6)(C) of the Code with respect to a KBS REIT Entity). In no event will clause (y) of the immediately preceding sentence be subject to any Company level “testing” pursuant to this Schedule, nor be interpreted to preclude a sale of Membership Interests under this Agreement or otherwise; and
(ix)        Holding cash of the Company available for operations or distribution in any manner other than a traditional bank checking or savings accounts.

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SCHEDULE E
EXEMPT PROPERTIES
National Industrial Sale Properties

Sale 1: Home Depot Properties
	Commerce City,
1,201	CO	140,630
1,202	Bloomfield, CT	449,000
1,215	Norwood, MA	459,455
Sale 2: Stabilized Properties
1,203	Plainfield, CT	530,500
1,205	Devens, MA	370,545
1,217	Ellicott, NY	287,959
1,219	Van Buren, NY	273,225
1,222	Houston, TX	245,319
Sale 3: Dubois Properties
1,220	DuBois, PA (851 Beaver - Freezer)	202,800
1,221	DuBois, PA (Shaffer Road - Dry)	410,000
Sale 4: Chicopee Properties
1,206	Chicopee, MA (1040 Sheridan)	74,500
1,207	Chicopee, MA (1045 Sheridan)	62,000
Grand Total	12	3,505,933

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SCHEDULE F
BOARD DECISIONS
1.        Obtain any loan on behalf of the Company or any of its Subsidiaries; renew, refinance, prepay, discharge,

amend or modify any existing loan to the Company or any of its Subsidiaries (or any document or instrument relating thereto); finance, refinance or encumber the Properties or any of the interests in the Company or any of its Subsidiaries or any portion of any of the foregoing (or amend or modify the same); make a loan or extend credit to, make an investment in, or become a guarantor or surety for any indebtedness of, any other Person, in each case on behalf of the Company or any of its Subsidiaries;
2.        Make any expenditure relating or allocable to any of the NIP Properties (or any other parcel of real property acquired in accordance with Section 7.3(b)(vi)) which, when added to all expenditures already made during the then current Fiscal Year relating or allocable to such Property, would result in (a) such aggregate expenditures exceeding by more than five percent (5%) the expenditures set forth in the annual budget approved by the Board with respect to such Property for such Fiscal Year, (b) the sum of (i) the aggregate expenditures incurred to date during such Fiscal Year with respect to such Property and (ii) the projected amount of all expenditures to be incurred for the remainder of such Fiscal Year with respect to such Property, exceeding by more than five percent (5%) the expenditures set forth in such budget, (c) all of such expenditures with respect to any line item in such budget exceeding the amount of such line item for such Fiscal Year by more than ten percent (10%), (d) the sum of (i) all of such expenditures incurred to date during such Fiscal Year with respect to any line time in such budget and (ii) the projected amount of all expenditures to be incurred for the remainder of such Fiscal Year with respect to such line item, exceeding the amount of such line item for such Fiscal Year by more than ten percent (10%) (it being agreed that (1) all expenditures relating to more than one Property shall be allocated among all of the Properties to which the same relate, and all expenditures relating to the Company or any Subsidiary shall be allocated among all of the Properties in which such entity owns a direct or indirect interest, (2) the projected amounts described in clauses (b) and (d) above shall be determined (x) for as long as the HC-KBS Member is responsible for the day-to-day business, operations and affairs of the Company in accordance with Section 7.4(a), by the HC-KBS Member, acting in good faith, and as set forth in the most recent quarterly report submitted to the Subsidiaries in accordance with the agreement described in Section 7.4(b), and (y) at all other times, in a manner prescribed by the Board and (3) the limitations on any such expenditures relating to (A) any tenant improvements or other capital improvements required to be performed under any lease at a Property which is approved by the Board (or deemed approved by the Board because such lease complies with standards for deemed approval of leases prescribed by the Board) and (B) any other capital improvements at a Property shall be governed by Paragraph 10 of this Schedule);
3.        Sell, assign, restructure, transfer or otherwise dispose of the Properties or any portion thereof or any interest in any of the Subsidiaries; or enter into, amend, restate, supplement, waive or terminate any contracts related to the sale,

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assignment, restructuring, transfer or disposal of the Properties or any portion thereof or any interest in any of the Subsidiaries;
4.        Adopt or change any insurance program for the Company or any of its Subsidiaries or any of the Properties; alter or change the reporting, accounting and/or auditing systems and/or procedures for the Company or any of its Subsidiaries; or approve any financial statements prepared by accountants or auditors of the Company or any of its Subsidiaries;
5.        Make (i) any decision for the Company or any of its Subsidiaries involving the commencement of a lawsuit or (ii) any material decision for the strategy for the prosecution or defense of a lawsuit or administrative or regulatory proceeding; or institute any legal actions on behalf of the Company or any Subsidiary;
6.        Execute, amend, restate, supplement, waive in any material respect, or terminate any contract on behalf of the Company or any Subsidiary which (i) is outside the ordinary course of business, (ii) requires (together with any and all related contracts with the same counterparty) the payment of more than $100,000 in the aggregate, (iii) has a term (including any additional terms for which the counterparty has an option to renew) of not less than one year, or (iv) is designated by the Board as a contract requiring its approval (it being agreed that the limitations on any such actions regarding contracts relating to (A) any tenant improvements or other capital improvements required to be performed under any lease at a Property which is approved by the Board (or deemed approved by the Board because such lease complies with standards for deemed approval of leases prescribed by the Board) and (B) any other capital improvements at a Property shall be governed by Paragraph 10 of this Schedule);
7.        Retain or dismiss on behalf of the Company, or any of its Subsidiaries, attorneys, accountants, real estate brokers, mortgage brokers, property managers or auditors, it being acknowledged that the following firms are hereby approved as of the Effective Date:

John A. Rosenfeld, a Professional Corp.	Attorney
DarrowEverett LLP	Attorneys
Orrick Herrington & Sutcliffe, LLP	Attorneys
Greenberg Traurig, LLP	Attorneys
Mayo Crowe LLC	Attorneys
Craig and Macauley Professional Corporation	Attorneys (Penn Traffic Bankruptcy)
Law Offices of Peter A. Zahka, II, P.C.	Attorney
Bond Schoeneck & King, PLLC	Attorneys
Robinson & Cole LLP	Attorneys (Environmental)
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Attorneys

Ernst & Young, LLP	Accountants
PM Realty Group, L.P.	Accountants

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Cushman & Wakefield	Leasing Broker
Stubblebine Group	Leasing Broker
CBRE	Leasing Broker
NAI Hunneman	Leasing Broker
Pyramid Brokerage	Leasing Broker
Paul Johnson & Associates	Leasing Broker
Binzwanger	Leasing Broker

PM Realty Group, L.P.	Property Manager

Ernst & Young LLP	Auditors
8.        Conduct any act which would make it impossible to carry on the ordinary business of the Company or any of its Subsidiaries (including, without limitation, any dissolution or winding up thereof); elect to continue the existence or business, or change the nature of the business, of the Company or any of its Subsidiaries; merge or consolidate the Company or any of its Subsidiaries with or into another Person; appoint or remove any officer or director of a Subsidiary; amend the Certificate or amend any organizational document of a Subsidiary; settle a legal action on behalf of the Company or any of its Subsidiaries; enter into any confession of a judgment against the Company or any of its Subsidiaries; execute or deliver any general assignment of assets for the benefit of creditors of the Company or any of its Subsidiaries; file, acquiesce in or consent to the filing of any petition or proceeding under any state or federal bankruptcy or debtor relief statute (including, without limitation, with respect to any adjudication as a bankrupt or the appointment of any receiver, liquidator, trustee or similar officer) with respect to the Company or any of its Subsidiaries or any of their respective assets; admit in writing the inability of the Company or any of its Subsidiaries to pay its debts generally as they become due; issue any securities or interests in the Company or any of its Subsidiaries or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any securities or interests in any Subsidiary; invest Company funds (or the funds of any Subsidiaries) in instruments other than money market accounts, time deposits, short term governmental obligations or commercial paper; acquire or lease (or enter into, amend, restate, supplement, waive, surrender or terminate any agreement to acquire or lease) on behalf of the Company or any of its Subsidiaries any real property other than the NIP Properties or any other material asset; organize or form or invest in any Person on behalf of the Company or any of its Subsidiaries (other than an investment by the Company in any Subsidiary already in existence); except as otherwise expressly permitted in this Agreement or as otherwise expressly permitted in the applicable annual budget or business plan approved by the Board, on behalf of the Company or any of its Subsidiaries, enter into, amend, restate, supplement, waive or terminate any Affiliate Contract;

9.        Enter into any new leases, or amend, modify, renew, restate, supplement, waive in any material respect, or terminate any existing leases, to third parties in respect of any of the Properties, except in accordance with any leasing guidelines approved by the Board from time to time; or approve or disapprove of a

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creditors’ plan, the filing of an involuntary petition of bankruptcy or the dismissal or discharge of a claim of bankruptcy in connection with bankruptcy proceedings involving any tenant;
10.        On behalf of the Company or any of its Subsidiaries, make any expenditure (including, without limitation, any capital expenditure), or enter into, amend, restate, supplement, waive in any material respect, or terminate any contract, or take any other action, in each case relating to (i) any tenant improvement or other capital improvement required to be performed under any lease which is approved by the Board (or deemed approved by the Board because such lease complies with standards for deemed approval of leases prescribed by the Board), if doing so would cause the sum of (A) all of the expenditures incurred to date in connection with such improvement and (B) the projected amount of all expenditures to be incurred in connection with the ongoing performance and completion of such improvement (as determined (y) for as long as the HC-KBS Member is responsible for the day-to-day business, operations and affairs of the Company in accordance with Section 7.4(a), by the HC-KBS Member, acting in good faith, and as set forth in the most recent quarterly report submitted to the Subsidiaries in accordance with the agreement described in Section 7.4(b), and (z) at all other times, in a manner prescribed by the Board), to exceed by more than ten percent (10%) the amount of the expenditures approved by the Board for such improvement in connection with the Board’s approval of such lease and (ii) any other capital improvement with respect to any Property which is set forth in the budget approved by the Board if doing so would cause the sum of (A) all of the expenditures incurred to date in connection with such capital improvement and (B) the projected amount of all expenditures to be incurred in connection with the ongoing performance and completion of such capital improvement (as determined (y) for as long as the HC-KBS Member is responsible for the day-to-day business, operations and affairs of the Company in accordance with Section 7.4(a), by the HC-KBS Member, acting in good faith, and as set forth in the most recent quarterly report submitted to the Subsidiaries in accordance with the agreement described in Section 7.4(b), and (z) at all other times, in a manner prescribed by the Board), to exceed by more than ten percent (10%) the amount of the expenditures for such capital improvement set forth in the budget approved by the Board for such capital improvement;
11.        Conduct any act, or permit the Subsidiaries to conduct any act, which is inconsistent with a budget or business plan for the then current Fiscal Year approved by the Board (including the variances from the budget permitted in Paragraph 2 of this Schedule), or adopt, amend or modify any budget or business plan for the Company or any of its Subsidiaries (it being agreed that any such actions relating to (i) any tenant improvements or other capital improvements required to be performed under any lease at a Property which is approved by the Board (or deemed approved by the Board because such lease complies with standards for deemed approval of leases prescribed by the Board) and (ii) any other capital improvements at a Property shall be governed by Paragraph 10 of this Schedule);
12.        Undertake, or permit any Subsidiary or third party to undertake, any environmental remediation on any of the Properties or any other action relating to

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environmental matters in respect of any of the Properties; demolish or cause to be demolished, or consent to the demolition of, any improvement or structure situated on the Properties (other than as part of a capital improvement or pursuant to leasing guidelines approved by the Board); modify the zoning, land use or any other governmental regulation of any Properties; or execute, amend, restate, supplement, waive or terminate an easement, restrictive covenant or similar agreement or instrument affecting any of the Properties (it being agreed that any such actions relating to any tenant improvements or other capital improvements required to be performed under any lease at a Property which is approved by the Board (or deemed approved by the Board because such lease complies with standards for deemed approval of leases prescribed by the Board) shall be governed by Paragraph 10 of this Schedule);
13.        Employ or discharge any individual as an employee of the Company or permit any Subsidiary to do so (it being acknowledged that the Members intend that neither the Company nor the Subsidiaries shall have any employees);
14.        Dispose of, or permit any of the Subsidiaries to dispose of, any casualty insurance proceeds or apply any condemnation award; or approve the settlement of any casualty insurance claim with an insurance company or the settlement of any condemnation award with any condemning authority;
15.        Execute, or cause to be executed, any guaranty, indemnity or similar agreement on behalf of the Company or on behalf of any of its Subsidiaries; take any action, or permit any of the Subsidiaries to take any action, that violates the provisions of any loan documents; or issue, or permit any of the Subsidiaries to issue, any press release or other public statement concerning or pertaining to the Properties, the Company, any Subsidiary or any Member;
16.        Take any action or permit any of the Subsidiaries to take any action that would reasonably be expected to have substantial or material adverse effect upon the Company, any of the Subsidiaries, or any of the Properties, which is not already provided for above;
17.        Any matter described in any of clauses (i) through (vi) of Section 7.3(b); or
18.        Any matter with respect to which the Company or any of its Subsidiaries has any approval, consent or consultation right, or the right to make any determination or exercise its discretion in any respect, under another Transaction Document or the agreement described in Section 7.4(b).

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SCHEDULE G
LAWSUITS AGAINST BORROWERS OR NIP PROPERTIES
Bloomfield
Case # CV-11-6018497-S filed at Hartford Superior Court in state of Connecticut titled Lavan Williams vs National Industrial Portfolio, LLC a/k/a National Industrial Portfolio Borrower, LLC, Home Depot U.S.A. Inc., Town Line Stables, LLC and Braga Landscaping, Inc. regarding a “slip and fall” incident that allegedly occurred on January 29, 2009 at 170 Highland Park Drive, Bloomfield, Connecticut. According to Cindy Jaworski of the Law Offices of Cindy Jaworski, a staff counsel office of CNA Insurance Companies, who was representing the landlord, this case was settled in February 2011.
Westfield
Civil Action case number 3:10-cv-30015-JCB filed at the U.S. District Court of Massachusetts titled Kenneth Malinowski vs National Industrial Portfolio, LLC and Home Depot U.S.A., Inc regarding negligence in maintaining and managing the parking lot located at 1111 Southampton Road, Westfield, MA that resulted in bodily harm to the plaintiff on March 15, 2008. According to Mark Albano of Dalsey, Ferrara and Albano who was representing the landlord, this case was settled in Aug of 2011.

Clinton (100) Ice Damage
On Feb 3, 2011, a person by the name of Joe Johnson alleges that he was making a pick up at Scholastic Books (existing tenant) located at 100 Adams Road, Clinton, MA. The victim alleges that a large sheet of ice fell off the building and damaged his parked vehicle. His car insurance categorized the damage as a “total loss” and compensated him for the loss of his vehicle. On February 19, 2011, the victim approached PMRG seeking compensation for his total out of pocket loss which he claimed was $2,343. Mr. Johnson’s claim (P 103-075971-01) was forwarded to Liberty Mutual insurance, the landlord’s insurer, for review. The insurance company responded on April 26, 2011 rejecting Mr. Johnson’s claim. No further communication was received from Mr. Johnson.
Tewksbury (515) Slip and Fall
According to an incident report filed on September 13, 20011 by PMRG, an incident allegedly occurred the morning of September 9, 2011, where a student at Salter School (existing tenant) located at 515 Woburn Street, Tewksbury, MA tripped and fell over the edge of the carpet in front of the elevator. The student allegedly had swelling in her face and broke her tooth. The student approached the landlord seeking compensation for her damages. After reviewing the facts of the case, the landlord determined it was not liable

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for any negligence and communicated that conclusion to the student. No further communication was received from the student.
Westminster
Justin Marois alleges that he was driving his car onto Simplex Drive the morning of April 29, 2011 when his car hit some large pot holes which resulted in a popped tire costing $354 and damage to his alloy 17” rims. He claims there were no signs to warn of the hazard or road work. He initially contacted the landlord seeking compensation for his damages. The landlord then referred him to the vendor performing the pot hole work. No further communication was received from Justin Marois thereafter.

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SCHEDULE H
STRUCTURE CHART

H-1

NIP - Post Restructure Entity Chart

KBS REAL ESTATE INVESTMENT TRUST, INC.[2]
a Maryland corporation
100%
99% (GP)
KBS REIT HOLDINGS LLC
a Delaware limited liability company
1% (LP)
HACKMAN CAPITAL PARTNERS, LLC[1]
a California limited liability company
Sole Member
HC INDUSTRIAL GP, LLC
a Delaware limited liability company
KBS LIMITED PARTNERSHIP
a Delaware limited liability company
100%
KBS REIT PROPERTIES, LLC
a Delaware limited liability company
Original Equity Members
Manager
GP
LPs
100%
KBS REIT ACQUISITION XXXXIII, LLC
a Delaware limited liability company
NEW LEAF INDUSTRIAL PARTNERS FUND, L.P.
a Delaware limited partnership
100%
KBS NIP JV MEMBER TRS MEMBER, LLC
a Delaware limited liability company
Member
99%
1%
OCM FIE, LLC
a Delaware limited liability company
Oaktree Funds
HC NIP JV, LLC
a Delaware limited liability company
KBS NIP JV MEMBER, LLC
a Delaware limited liability company[2]
Managing Member
Member
OCM NIP JV HOLDINGS, L.P.
a Delaware limited partnership
HC KBS NIP JV, LLC
a Delaware limited liability company
Member
Managing Member
NIP JV, LLC
a Delaware limited liability company
Management Agreement
HC KBS NIP JV, LLC
Sub Management Agmt
HACKMAN CAPITAL PARTNERS, LLC
Sub-Sub Management Agmt
NIP OWNER, LLC
a Delaware limited liability company
CALARE PROPERTIES, INC.
Properties

1. Michael Hackman controls and directly or indirectly owns not less than 51% of such entity.
2. This entity is a KBS REIT (as defined in the LLC agreement of NIP JV, LLC).

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